                                                                     Exhibit 2.1

                                                                  Execution Copy


                               Agreement and Plan

                                    of Merger

                                      Among

                                   Datum, Inc.

                       Dublin Acquisition Subsidiary, Inc.

                                Symmetricom, Inc.

                            Dated as of May 22, 2002

                                TABLE OF CONTENTS

                                                                                               Page
                                                                                               ----
ARTICLE 1 Certain Definitions .........................................................          1
     Section 1.1       Certain Definitions ............................................          1

ARTICLE 2 The Merger                                                                             8
     Section 2.1       The Merger .....................................................          8
     Section 2.2       Conversion of Shares and Merger Consideration ..................          9
     Section 2.3       Surrender and Payment ..........................................         10
     Section 2.4       Stock Options, Restricted Stock and Warrants ...................         11
     Section 2.5       Adjustments ....................................................         13
     Section 2.6       Fractional Shares  .............................................         13
     Section 2.7       Withholding Rights .............................................         13
     Section 2.8       Lost Certificates ..............................................         13
     Section 2.9       Shares Held by Company Affiliates ..............................         14
     Section 2.10      Appraisal Rights ...............................................         14

ARTICLE 3 The Surviving Corporation                                                             14
     Section 3.1       Certificate of Incorporation of the Surviving Corporation ......         14
     Section 3.2       Bylaws of the Surviving Corporation ............................         14
     Section 3.3       Directors and Officers of the Surviving Corporation ............         14

ARTICLE 4 Representations and Warranties of the Company ...............................         14
     Section 4.1       Organization and Qualification .................................         14
     Section 4.2       Capitalization .................................................         15
     Section 4.3       Authority ......................................................         16
     Section 4.4       Governmental Authorization .....................................         16
     Section 4.5       Non-Contravention ..............................................         16
     Section 4.6       Subsidiaries ...................................................         17
     Section 4.7       SEC Filings ....................................................         17
     Section 4.8       Financial Statements ...........................................         18
     Section 4.9       Disclosure Documents ...........................................         18
     Section 4.10      Absence of Certain Changes .....................................         19
     Section 4.11      No Undisclosed Material Liabilities ............................         21
     Section 4.12      Litigation .....................................................         21
     Section 4.13      Taxes ..........................................................         21
     Section 4.14      Employees and Employee Benefit Plans. ..........................         23
     Section 4.15      Compliance with Law ............................................         25
     Section 4.16      Finders' or Advisors' Fees .....................................         25
     Section 4.17      Environmental Matters ..........................................         25
     Section 4.18      Labor Matters ..................................................         27
     Section 4.19      Title to Property ..............................................         27
     Section 4.20      Leaseholds .....................................................         27
     Section 4.21      Management Payments ............................................         27
     Section 4.22      Proprietary Rights .............................................         28

     Section 4.23      Insurance ....................................................      30
     Section 4.24      No Misleading Statements .....................................      30
     Section 4.25      Opinion of Financial Advisor .................................      30
     Section 4.26      Takeover Statutes; Rights Agreement ..........................      30
     Section 4.27      Transactions with Affiliates .................................      30

ARTICLE 5 Representations and Warranties of Parent ..................................      31
     Section 5.1       Organization and Qualification ...............................      31
     Section 5.2       Capitalization ...............................................      31
     Section 5.3       Authority ....................................................      32
     Section 5.4       Governmental Authorization ...................................      33
     Section 5.5       Non-Contravention ............................................      33
     Section 5.6       SEC Filings ..................................................      33
     Section 5.7       Financial Statements .........................................      34
     Section 5.8       Disclosure Documents .........................................      34
     Section 5.9       Absence of Certain Changes ...................................      35
     Section 5.10      Finders' or Advisors' Fees ...................................      36
     Section 5.11      Rights Agreement .............................................      36
     Section 5.12      Litigation ...................................................      36
     Section 5.13      Taxes ........................................................      36
     Section 5.14      Labor Matters ................................................      37
     Section 5.15      Title to Property ............................................      38
     Section 5.16      Proprietary Rights ...........................................      38
     Section 5.17      No Misleading Statements .....................................      39
     Section 5.18      Compliance with Law ..........................................      39

ARTICLE 6 Covenants Relating to Conduct of Business .................................      39
     Section 6.1       Conduct of the Business of the Company .......................      39
     Section 6.2       Conduct of the Business of Parent ............................      43
     Section 6.3       Governmental Filings .........................................      46
     Section 6.4       No Solicitation by the Company ...............................      46
     Section 6.5       No Solicitation by Parent ....................................      47

ARTICLE 7 Additional Covenants of Parent and the Company ............................      48
     Section 7.1       Preparation of Proxy Statement; Stockholders Meetings ........      48
     Section 7.2       Parent Board Of Directors ....................................      50
     Section 7.3       Access to Information ........................................      51
     Section 7.4       Reasonable Commercial Efforts ................................      51
     Section 7.5       Reasonable Efforts; Other Actions ............................      53
     Section 7.6       Public Announcements .........................................      53
     Section 7.7       Notification of Certain Matters ..............................      53
     Section 7.8       Expenses .....................................................      54
     Section 7.9       Affiliates ...................................................      54
     Section 7.10      Company Employee Benefit Plans ...............................      54
     Section 7.11      NNM Listing ..................................................      55
     Section 7.12      Resignation of Officers and Directors ........................      55
     Section 7.13      Severance Benefits ...........................................      55

     Section 7.14      Indemnification ..............................................     55
     Section 7.15      The Company Rights Plan ......................................     56
     Section 7.16      Parent Rights Agreement ......................................     57

ARTICLE 8 Conditions to the Merger .............................................          57
     Section 8.1       Conditions to the Obligations of Each Party ..................     57
     Section 8.2       Conditions to the Obligations of Parent and Merger Sub .......     57
     Section 8.3       Conditions to the Obligations of the Company .................     59

ARTICLE 9 Termination ..........................................................          60
     Section 9.1       Termination ..................................................     60
     Section 9.2       Termination by Parent ........................................     61
     Section 9.3       Termination by the Company ...................................     61
     Section 9.4       Procedure for Termination ....................................     62
     Section 9.5       Effect of Termination ........................................     62

ARTICLE 10 Miscellaneous .......................................................          63
     Section 10.1      Notices ......................................................     63
     Section 10.2      Non-Survival of Representations and Warranties ...............     63
     Section 10.3      Amendments; No Waivers .......................................     63
     Section 10.4      Successors and Assigns .......................................     64
     Section 10.5      Governing Law ................................................     64
     Section 10.6      Jurisdiction .................................................     64
     Section 10.7      Waiver of Jury Trial .........................................     64
     Section 10.8      Counterparts; Effectiveness ..................................     64
     Section 10.9      Entire Agreement .............................................     65
     Section 10.10     Captions .....................................................     65
     Section 10.11     Severability .................................................     65

                                    EXHIBITS

Exhibit A-1       Form of Support Agreement - Company
Exhibit A-2       Form of Support Agreement - Parent
Exhibit B         Form of Lockup Agreement
Exhibit C         Form of Affiliate Agreement

                                    SCHEDULES

Company Disclosure Schedule
Parent Disclosure Schedule
Schedule 1.1
Schedule 2.2(d)

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of May , 2002 (the "Agreement"), by and among DATUM, INC., a Delaware corporation (the "Company"),
                           ----------
SYMMETRICOM, INC., a Delaware corporation ("Parent"), and DUBLIN ACQUISITION
----------------                                          ------------------
SUBSIDIARY, INC., a Delaware corporation and a wholly owned subsidiary of
---------------
SYMMETRICOM, INC. ("Merger Sub").

                              W I T N E S S E T H:

     WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved this Agreement, and deem it advisable and in the best interests of each corporation and its respective stockholders to consummate the merger of Merger Sub with and into the Company upon the terms and subject to the conditions of this Agreement; and

     WHEREAS, pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of the Company shall be converted into the right to receive shares of voting common stock of Parent and all outstanding options and warrants to purchase shares of common stock of the Company which are not exercised prior to the Merger shall be assumed by Parent; and

     WHEREAS, it is intended that the Merger qualify as a tax-free reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and be accounted for as a purchase transaction; and,

     WHEREAS, each of the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby:

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

                                   ARTICLE 1
                                   ---------
                               Certain Definitions
                               -------------------

     Section 1.1 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

     "Affiliates Agreement" has the meaning assigned in Section 7.9.

     "Agreement" has the meaning assigned in the Preamble.

     "Certificates" has the meaning assigned in Section 2.3(a).

     "Certified Estimate" has the meaning assigned in Section 2.2(e).

     "Change in Company Recommendation" has the meaning assigned in Section 7.1(b).

     "Change in Parent Recommendation" has the meaning assigned in Section
7.1(c).

     "Closing" has the meaning assigned in Section 2.1(d).

     "Closing Date" has the meaning assigned in Section 2.1(d).

     "COBRA" has the meaning assigned in Section 4.14(f).

     "Common Stock Consideration" has the meaning assigned in Section 2.2(a)
(iii).

     "Company" has the meaning assigned in the Preamble.

     "Company 10-Q" has the meaning assigned in Section 4.7(a).

     "Company 2001 10-K" has the meaning assigned in Section 4.6.

     "Company Acquisition" has the meaning assigned in Section 9.5(b).

     "Company Acquisition Proposal" has the meaning assigned in Section 6.4.

     "Company Affiliate" has the meaning assigned in Section 7.9.

     "Company Balance Sheet" has the meaning assigned in Section 4.8.

     "Company Balance Sheet Date" has the meaning assigned in Section 4.8.

     "Company Common Stock" has the meaning assigned in Section 4.2.

     "Company Disclosure Schedule" has the meaning assigned in Article 4.

     "Company ESPP" has the meaning assigned in Section 2.4(f).

     "Company Financial Statements" has the meaning assigned in Section 4.8.

     "Company Lease" has the meaning assigned in Section 4.20.

     "Company Recommendation" has the meaning assigned in Section 7.1(b).

     "Company Representatives" has the meaning assigned in Section 6.4.

     "Company Returns" has the meaning assigned in Section 4.13(b).

     "Company Rights" has the meaning assigned in Section 4.2.

     "Company Rights Plan" has the meaning assigned in Section 4.2.

     "Company SEC Documents" has the meaning assigned in Section 4.7(a).

     "Company Securities" has the meaning assigned in Section 4.2.

     "Company Share" has the meaning assigned in Section 2.2(a)(ii).

     "Company Stock Option" has the meaning assigned in Section 2.4(a).

     "Company Stock Plans" has the meaning assigned in Section 2.4(a).

     "Company Stockholder Approval" has the meaning assigned in Section 4.3.

     "Company Stockholder Meeting" has the meaning assigned in Section 4.3.

     "Company Transaction Fees" means all fees and expenses incurred by the Company in connection with the negotiation and effectuation of this Agreement and the transactions contemplated herein, whether payable in cash or stock, including, but not limited to, legal fees, accounting fees, the Insurance Premiums for up to six years Tail Coverage, financial advisory or investment banking fees, printers fees and all other fees and expenses of third parties, excluding, however, (i) severance or separation payments payable to employees of the Company as a result of the Merger pursuant to (A) written agreements with the Company or (B) the Company's separation policy consistent with past practices, each as in existence as of April 25, 2002, (ii) any expenses incurred by the Company in responding to or defending against any action by a third party (including governmental entities) which would threaten the consummation of the Merger or require a modification of a material term thereof, it being understood that the cost of filing an initial notification and report form pursuant to the HSR Act is not an expense excluded under subpart (ii) of this definition.

     "Company Triggering Event" has the meaning assigned in Section 9.2.

     "Company Warrants" has the meaning assigned in Section 4.2.

     "Continuing Employees" has the meaning assigned in Section 7.10(a).

     "Costs" has the meaning assigned in Section 7.14(a).

     "Credits" has the meaning assigned in Section 7.14(c).

     "DGCL" means the General Corporation Law of the State of Delaware.

     "DOJ" means the Antitrust Division of the U.S. Department of Justice.

     "Effective Time" has the meaning assigned in Section 2.1(b).

     "Employee Plans" has the meaning assigned in Section 4.14(a).

     "Employment Agreements" has the meaning assigned in Section 4.14(a).

     "End Date" has the meaning assigned in Section 9.1(b).

     "Environment" means air, surface water, ground water, or land, including land surface or subsurface, and any receptors such as persons, wildlife, fish, biota or other natural resources.

     "Environmental Law" means any federal, state, local or foreign environmental, health and safety or other Law relating to of Hazardous Materials, including the Comprehensive, Environmental Response Compensation and Liability Act, the Clean Air Act, the Federal Water Pollution Control Act, the Solid Waste Disposal Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the California Safe Drinking Water and Toxic Enforcement Act.

     "Environmental Clean-up Site" means any location which is listed or proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state list of sites relating to investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding, or investigation, formal or informal, related to or arising from any location at which there has been a Release or threatened or suspected Release of a Hazardous Material.

     Environmental Permit" means any permit, license, approval, consent or authorization required under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued by or entered into with a governmental entity or regulatory authority.

     "ERISA" has the meaning assigned in Section 4.14(a).

     "Excess Shares" has the meaning assigned in Section 2.6(a).

     "Exchange Act" has the meaning assigned in Section 4.4.

     "Exchange Agent" has the meaning assigned in Section 2.3(a).

     "Exchange Ratio" has the meaning assigned in Section 2.2(a)(iii).

     "FTC" means the U.S. Federal Trade Commission.

     "Form S-4" has the meaning assigned in Section 4.9(a).

     "GAAP" has the meaning assigned in Section 4.8.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "HSR Act" has the meaning assigned in Section 7.3.

     "Hazardous Material" means (a) any chemical, material, substance or waste including, containing or constituting petroleum or petroleum products, solvents (including chlorinated solvents), nuclear or radioactive materials, asbestos in any form that is or could become friable, radon, lead-based paint, urea formaldehyde foam insulation or polychlorinated biphenyls, or (b) any chemicals, materials, substances or wastes which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law.

     "Indemnified Parties" has the meaning assigned in Section 7.14(a).

     "Insurance Premiums" has the meaning assigned in Section 7.14.

     "Implied Transaction Value" has the meaning assigned in Section 2.2(d).

     "Joint Proxy Statement/Prospectus" has the meaning assigned in Section 4.9(a).

     "Knowledge" with respect to the "Knowledge" of a party means that such party will be deemed to have "Knowledge" of a particular fact or matter if any individual who is serving as a director or officer of such party or any of its Subsidiaries, or is otherwise listed in connection with such party on Schedule
                                                                      --------
1.1, has actual knowledge of such fact or matter, after due and diligent
---
inquiry.

     "Intellectual Property Disclosure Schedule" has the meaning assigned in
Section 4.22(a).

     "Lien" has the meaning assigned in Section 4.5.

     "Material Adverse Effect" means any change, violation, inaccuracy, circumstance or effect that is materially adverse to the business, properties, assets (including intangible assets), liabilities, capitalization, results of operations or financial condition of either party and its Subsidiaries, taken as a whole, as the case may be; provided, however, that the following shall not be taken into account in determining whether there has been or could or would be a "Material Adverse Effect" on or with respect to a party: (a) the loss of employees as a result of reductions in force that are mutually agreed upon by the Company and Parent, (b) the loss of an amount not in excess of twenty-five percent (25%) of the number of the key employees to be identified in a letter of Parent to the Company as of the date of this Agreement (including as lost employees in the case of the Company such employees as shall have given any notice or indication that they will not continue to be willing to be employed by the Surviving Corporation following the Effective Time), (c) a change in stock price of either the Company or Parent (d) any effects resulting from the announcement or completion of the transactions contemplated by this Agreement (except the loss of more than twenty-five percent (25%) of the employees referenced at subsection (b), above), (e) any occurrences relating to the economy of the United States in general or the economies in which such entity operates or the industries in which such entity operates in general and not specifically relating to such party, and (f) Parent's consummation of, or failure to consummate, its announced proposed acquisition of TrueTime, Inc.

     "Merger" has the meaning assigned in Section 2.1(a).

     "Merger Consideration" has the meaning assigned in Section 2.2(b).

     "Merger Sub" has the meaning assigned in the Preamble.

     "NNM" means the Nasdaq National Market.

     "Non-Disclosure Agreement" has the meaning assigned in Section 7.3.

     "Non-U.S. Plans" has the meaning assigned in Section 4.14(h).

     "Other Proposals" has the meaning assigned in Section 8.1(c).

     "Parent" means Symmetricom, Inc., a Delaware corporation.

     "Parent Acquisition Proposal" has the meaning assigned in Section 6.5.

     "Parent 10-Q" has the meaning assigned in Section 5.6(a).

     "Parent Balance Sheet" has the meaning assigned in Section 5.7.

     "Parent Balance Sheet Date" has the meaning assigned in Section 5.7.

     "Parent Common Stock" means the Common Stock of Parent.

     "Parent Disclosure Schedule" has the meaning assigned in Article 5.

     "Parent Financial Statements" has the meaning assigned in Section 5.8.

     "Parent Preferred" has the meaning assigned in Section 5.2.

     "Parent Recommendation" has the meaning assigned in Section 7.1(c).

     "Parent Representatives" has the meaning assigned in Section 6.5.

     "Parent Returns" has the meaning assigned in Section 5.13(b)

     "Parent Rights Agreement" has the meaning assigned in Section 5.2.

     "Parent SEC Documents" has the meaning assigned in Section 5.6(a).

     "Parent Series A Preferred" has the meaning assigned in Section 5.2.

     "Parent Stockholder Approval" has the meaning assigned in Section 5.3.

     "Parent Stockholders Meeting" has the meaning assigned in Section 5.3.

     "Parent Triggering Event" has the meaning assigned in Section 9.3.

     "Permits" has the meaning assigned in Section 4.15.

     "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

     "Proprietary Rights" has the meaning assigned in Section 4.22(b).

     "Qualifying Amendment" means an amendment or supplement to the Joint Proxy Statement/Prospectus or Form S-4 (including by incorporation by reference) to the extent it contains (a) a Change in the Parent Recommendation or a Change in the Company

Recommendation (as the case may be), (b) a statement of the reasons of the Board of Directors of Parent or Company (as the case may be) for making such a Change in the Parent Recommendation or Change in the Company Recommendation (as the case may be) and (c) additional information reasonably related to the foregoing.

     "Regulatory Law" means the HSR Act, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate (a) mergers, acquisitions or other business combinations,
(b) foreign investment, or (c) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

     "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Material into the Environment.

     "Required Approvals" has the meaning assigned in Section 7.4.

     "Restricted Stock Purchase Agreement" means a Restricted Stock Purchase Agreement in the form utilized under one of the Company Stock Plans pursuant to which the Company has sold Company restricted stock or issued Company stock purchase rights or as may otherwise have been entered into by the Company prior to the date of this Agreement.

     "SEC" has the meaning assigned in Section 4.7.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated there under.

     "Site" means any of the real properties currently or previously owned, leased, occupied, used or operated by the Company, any predecessors of the Company, or any entities previously owned by the Company (in the case of previously owned entities, "Site" means real properties owned, leased, occupied, used or operated during the period the Company or its predecessor owned such entities), including all soil, subsoil, surface waters and groundwater.

     "Subsidiary" when used with respect to any Person means any other Person, whether incorporated or unincorporated, of which (a) more than fifty percent (50%) of the securities or other ownership interests or (b) securities or other interests having by their terms ordinary voting power to elect more than fifty percent (50%) of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly owned or controlled by such Person or by any one or more of its Subsidiaries.

     "Superior Proposal" has the meaning assigned in Section 6.4.

     "Support Agreements" has the meaning assigned in Section 7.5.

     "Surviving Corporation" has the meaning assigned in Section 2.1(a).

     "Tail Coverage" has the meaning assigned in Section 7.14(c).

     "Tax" has the meaning assigned in Section 4.13(a).

     "Taxing Authority" has the meaning assigned in Section 4.13(a).

     "Termination Fee" means the amount in United States dollars (rounded to the nearest whole dollar) equal to 3.5% of the product obtained by multiplying 18,402,000 by the closing price on the NNM of a share of Parent Common Stock on the last trading day prior to the date of this Agreement ($6.41).

     "Third Party Expenses" means all legal, accounting and financial advisory fees and expenses of third parties, whether payable in cash or securities, incurred by a party to this Agreement in connection with the negotiation and effectuation of all terms and conditions of this Agreement and the transactions contemplated hereby.

                                   ARTICLE 2
                                   ---------
                                   The Merger
                                   ----------

     Section 2.1 The Merger.

     (a) In accordance with the provisions of this Agreement and the General Corporation Law of the State of Delaware (the "DGCL"), at the Effective Time, Merger Sub shall be merged with and into the Company (the "Merger"), whereupon the separate existence of Merger Sub shall cease and the Company shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger and a wholly owned subsidiary of Parent.

     (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Company and Merger Sub shall file a certificate of merger with the Secretary of State of Delaware and make all other filings or recordings required by DGCL in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the certificate of merger (the "Effective Time").

     (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, property and powers and be subject to all of the restrictions, disabilities, debts and duties of the Company and Merger Sub, all as provided under the DGCL.

     (d) Unless this Agreement is earlier terminated pursuant to Article 9, the closing of the Merger (the "Closing") shall take place at the offices of Pillsbury Winthrop LLP, 2550 Hanover Street, Palo Alto, California as soon as practicable, but in any event within two (2) business days after the day on which the last to be fulfilled or waived of the conditions set forth in Article 8 (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions) shall be fulfilled or waived in accordance with this Agreement or at such other time, place and date as is mutually agreed to in writing by the parties hereto. The date of the Closing is referred to in this Agreement as the "Closing Date."

     Section 2.2 Conversion of Shares and Merger Consideration.

     (a) As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

          (i) Each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.25 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted, and such shares shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with this Section 2.2(a)(i).

          (ii) Each share of Company Common Stock (a "Company Share") held by the Company as treasury stock or owned by any subsidiary of the Company, by Parent or by any subsidiary of Parent ((together with the associated Company Right (as defined in Section 4.2, if any), shall be cancelled, and no payment shall be made with respect thereto.

          (iii) Subject to adjustment as provided in Section 2.2(d), each Company Share (together with the associated Company Right) issued and outstanding immediately prior to the Effective Time (and except as otherwise provided in Section 2.2(a)(ii)), by virtue of the Merger will be converted into the right to receive 2.7609 (the "Exchange Ratio") shares of Parent common stock ("Parent Common Stock"). All references in this Agreement to Parent Common Stock to be issued pursuant to the Merger shall be deemed to include the corresponding right to purchase stock of Parent pursuant to the Parent Rights Agreement.

     (b) The Parent Common Stock to be received as consideration pursuant to the Merger by each holder of Company Shares (together with cash in lieu of fractional shares of Parent Common Stock as specified below) is referred to herein as the "Merger Consideration."

     (c) From and after the Effective Time, all Company Shares converted in accordance with Section 2.2(a)(iii) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Company Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, as applicable, and any dividends payable pursuant to Section 2.3(f).

     (d) To the extent that the Certified Estimate of Company Transaction Fees exceeds $4,900,000, the Exchange Ratio shall be reduced to the product obtained (rounded to four decimal places) by multiplying 2.7609 by the fraction whose denominator is the Implied Transaction Value (as defined below) and whose numerator is equal to the remainder obtained after subtracting from the Implied Transaction Value the amount by which the Company's Transaction Fees exceed $4,900,000. As used in this Section 2.2(d) the Implied Transaction Value shall be equal to the product obtained by multiplying 18,402,000 by the closing price on the NNM of a share of Parent Common Stock on the last trading day prior to the date of this Agreement ($6.41). Any reduction in the Exchange Ratio shall be scheduled at Schedule 2.2(d).
             ---------------

     (e) No later than fifteen calendar days prior to the Company Stockholder Meeting, Company shall deliver to Parent a certificate, duly executed on behalf of the Company by its chief executive officer and chief financial officer, setting forth in aggregate, and itemized by vendor, the Company's then current estimate after due inquiry and investigation of Company Transaction Fees through the anticipated Closing Date (the "Certified Estimate"), and attaching to the Certified Estimate such documentation upon which the amounts set forth therein are based. To the extent the Certified Estimate exceeds $4,900,000, the Exchange Ratio shall be reduced forthwith consistent with Section 2.2(d) and such reduction shall be scheduled at Schedule 2.2(d).
                                ---------------

     Section 2.3 Surrender and Payment.

     (a) Prior to the Effective Time, Parent shall appoint an agent (the "Exchange Agent") for the purpose of exchanging certificates representing Company Shares (the "Certificates") for the Merger Consideration. Parent will make available to the Exchange Agent, as needed, the Merger Consideration to be delivered in respect of the Company Shares. Promptly after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of record at the Effective Time of Company Shares a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent).

     (b) Each holder of Company Shares that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, will be entitled to receive the Merger Consideration payable in respect of the Company Shares represented by such Certificate. Until so surrendered, each such Certificate shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration.

     (c) If any portion of the Merger Consideration is to be registered in the name of a Person other than the Person in whose name the applicable surrendered Certificate is registered, it shall be a condition to such registration that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such registration shall pay to the Exchange Agent any transfer or other taxes required as a result of such registration in the name of a Person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (d) After the Effective Time, there shall be no further registration of transfers of Company Shares. If, after the Effective Time, Certificates are presented to the Exchange Agent, the Surviving Corporation or the Parent, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article 2.

     (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.3(a) that remains unclaimed by the holders of Company Shares one (1) year after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged such holder's Company Shares for the Merger Consideration in accordance with this Section 2.3 prior to that time shall thereafter look only to Parent for delivery of the Merger Consideration in respect of such holder's Company Shares. Notwithstanding the foregoing, Parent, the Exchange Agent and the Surviving Corporation shall not be liable to any holder of Company Shares for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (f) No dividends or other distributions with respect to Parent Common Stock issued in the Merger shall be paid to the holder of any unsurrendered Certificates until such Certificates are surrendered as provided in this Section
2.3. Subject to the effect of applicable laws, following such surrender, there shall be paid, without interest, to the record holder of the Parent Common Stock issued in exchange therefor (i) at the time of such surrender, all dividends and other distributions payable in respect of such Parent Common Stock with a record date after the Effective Time and a payment date on or prior to the date of such surrender and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such Parent Common Stock with a record date after the Effective Time but with a payment date subsequent to such surrender. For purposes of dividends or other distributions in respect of Parent Common Stock, all Parent Common Stock to be issued pursuant to the Merger shall be entitled to dividends pursuant to the immediately preceding sentence as if issued and outstanding as of the Effective Time.

     Section 2.4 Stock Options, Restricted Stock and Warrants.

     (a) Except as provided below in Section 2.4(f), at the Effective Time, each outstanding option to purchase Company Shares (a "Company Stock Option") granted under the Company's plans identified in Section 2.4 of the Disclosure Schedule (as defined in the introductory clause to Article 4 below) as being the only compensation or benefit plans or agreements pursuant to which Company Shares may be issued (collectively, the "Company Stock Plans"), whether vested or not vested, shall be deemed assumed by Parent and shall thereafter be deemed to constitute an option to acquire, on the same terms and conditions (including any provisions for acceleration) as were applicable under such Company Stock Option prior to the Effective Time (in accordance with the past practice of the Company with respect to interpretation and application of such terms and conditions), the number (rounded to the nearest whole number) of shares of Parent Common Stock determined by multiplying (x) the number of Company Shares subject to such Company Stock Option immediately prior to the Effective Time by (y) the Exchange Ratio, at a price per share of Parent Common Stock (rounded up to the nearest whole cent) equal to (a) the exercise price per Company Share otherwise purchasable pursuant to such Company Stock Option divided by (b) the Exchange Ratio. The parties intend that the conversion of the Company Stock Options hereunder will meet the requirements of section 424(a) of the Code and this
Section 2.4(a) shall be interpreted consistent with such intention. The terms of the Company Stock Plans permit the assumption of options to purchase Company Common Stock as provided in this Section 2.4(a), without the consent or approval of the holders of such options, shareholders or otherwise. Except as provided below in Section 2.4(f), the Merger will not terminate or accelerate any Company Stock Option or any right of exercise, vesting or repurchase relating thereto with respect to Parent Common Stock acquired upon exercise of such assumed Company Stock Option. Holders of Company Stock Options will not be entitled to acquire Company Shares after the Merger. In addition, prior to the Effective

Time, the Company will make any amendments to the terms of such stock option or compensation plans or arrangements that are necessary to give effect to the transactions contemplated by this Section 2.4.

     (b) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery pursuant to the terms set forth in this Section 2.4.

     (c) No later than thirty-five (35) days following the Effective Time, Parent shall file with the Securities and Exchange Commission (the "SEC") a registration statement on an appropriate form or a post-effective amendment to a previously filed registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Parent Common Stock subject to options and other equity-based awards described in this Section 2.4, and shall use its reasonable efforts to maintain the current status of the prospectus contained therein, as well as comply with any applicable state securities or "blue sky" laws, for so long as such options or other equity-based awards remain outstanding.

     (d) Each Warrant that remains outstanding following the Effective Time shall continue to have, and be subject to, the same terms and conditions set forth in the documents governing such Warrant immediately prior to the Effective Time, except that (i) such Warrant will be exercisable for that number of whole shares of Parent Common Stock as is equal to the product of the number of Company Shares that were purchasable under the Warrant immediately prior to the Effective Time, multiplied by the Exchange Ratio, rounded to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for Parent Common Stock issuable upon exercise of such Warrant will be equal to the quotient obtained by dividing the aggregate exercise price of such Warrant immediately prior to the Effective Time by the number of shares of Parent Common Stock for which such Warrant shall be exercisable as determined in accordance with the preceding clause (i), rounded to the nearest whole cent.

     (e) Parent shall assume the Company's obligations, and shall be assigned the Company's repurchase rights and purchase options, under any Restricted Stock Purchase Agreements entered into pursuant to the Company Stock Plans and the other restricted stock purchase agreements listed on Section 2.4(e) of the
                                                                    ------
Company Disclosure Schedule, true and correct copies of which have been made
---------------------------
available by the Company to Parent. Any and all restrictions on the Company restricted stock issued pursuant to the Company Stock Plans or such other agreements which do not lapse in accordance with their terms shall continue in full force and effect until such restrictions lapse pursuant to the terms of such agreements, and any repurchase rights or repurchase options which the Company has with respect to the Company restricted stock shall also continue in full force and effect; provided, however, that the per share repurchase price for the shares of Parent Common Stock subject to any such repurchase right or repurchase option shall be equal to the quotient determined by dividing the per share repurchase price of such Company restricted stock immediately prior to the Effective Time by the Exchange Ratio (rounded to the nearest whole cent). The terms of the Company Stock Plans permit the assumption of the Company's obligations and assignment of the Company's repurchase rights and purchase options as provided in this Section 2.4(e), without the consent or approval of holders of such Company restricted stock, and the Merger will not accelerate the vesting of such stock or terminate any right of repurchase or purchase options with respect thereto.

     (f) Notwithstanding anything herein to the contrary, Parent shall not continue the Company Employee Stock Purchase Plan (the "Company ESPP") or assume any rights issued thereunder, or substitute for such rights any rights covering stock of Parent, and the Company ESPP and any rights thereunder shall terminate upon the Effective Time. The terms of the Company ESPP permit the Company to shorten and terminate an offering upon the Merger without the consent or approval of participants in the Company ESPP, shareholders or otherwise.

     Section 2.5 Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Parent or the Company (other than as contemplated in Section
4.2 or permitted under this Agreement) shall occur, including, without limitation, by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Merger Consideration shall be appropriately adjusted.

     Section 2.6 Fractional Shares.

     (a) No fractional shares of Parent Common Stock shall be issued in the Merger, but in lieu thereof each holder of Company Shares otherwise entitled to a fractional share of Parent Common Stock will be entitled to receive, from the Exchange Agent in accordance with the provisions of this Section 2.6, a cash payment in lieu of such fractional shares of Parent Common Stock in an amount equal to the product obtained by multiplying: (i) the fractional share of Parent Common Stock to which such holder otherwise would be entitled to by (ii) the closing price on the NNM of a share of Parent Common Stock on the Closing Date.

     (b) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Shares in lieu of any fractional shares of Parent Common Stock, the Exchange Agent shall make available such amounts to such holders of Company Shares without interest.

     Section 2.7 Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article 2 such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Shares in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

     Section 2.8 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such Person of a bond, in such reasonable amount as the Exchange Agent may direct, as indemnity against any claim that may be made against it, the Surviving Corporation or the Exchange Agent with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to be paid in respect of the Company Shares represented by such Certificate as contemplated by this
Article 2.

     Section 2.9 Shares Held by Company Affiliates. Anything to the contrary herein notwithstanding, no shares of Parent Common Stock (or certificates therefor) shall be issued in exchange for any Certificate to any Person who may be an "affiliate" of the Company (identified pursuant to Section 7.9) until such Person shall have delivered to Parent a duly executed letter as contemplated in
Section 7.9. Such Person shall be subject to the restrictions described in such letter, and such shares (or certificates therefor) shall bear a legend describing such restrictions.

     Section 2.10 Appraisal Rights. In accordance with section 262 of the DGCL, no appraisal rights shall be available to holders of shares of Company Shares in connection with the Merger.

                                   ARTICLE 3
                                   ---------

                            The Surviving Corporation
                            -------------------------

     Section 3.1 Certificate of Incorporation of the Surviving Corporation. The certificate of incorporation of Merger Sub in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law, except that the name of the Surviving Corporation shall be changed to the current name of the Company.

     Section 3.2 Bylaws of the Surviving Corporation. The bylaws of Merger Sub in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

     Section 3.3 Directors and Officers of the Surviving Corporation. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (a) the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation and (b) the officers of Merger Sub at the Effective Time shall be the officers of the Surviving Corporation.

                                   ARTICLE 4
                                   ---------

                  Representations and Warranties of the Company
                  ---------------------------------------------

     Except as specifically disclosed in a letter delivered by the Company to Parent immediately prior to the execution of this Agreement and signed by the President and Chief Executive Officer of the Company (the "Company Disclosure Schedule"; it being understood that information disclosed on the Company Disclosure Schedule is an exception to any other representation and warranty to the extent that it is reasonably clear from the context of such Schedule that the information disclosed therein relates to such other representation and warranty), the Company represents and warrants to Parent and Merger Sub as follows:

     Section 4.1 Organization and Qualification.

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its respective properties and to carry on its business as now being conducted.

     (b) The Company is qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the nature of its business requires such qualification, which states or jurisdictions are listed on Section 4.1(b) of the Company Disclosure Schedule,
                            -------------------------------------------------
except where the failure to be so qualified or in good standing, taken together with all other such failures, would not have a Material Adverse Effect on the Company.

     Section 4.2 Capitalization. The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, $0.25 par value per share (the "Company Common Stock") and 1,000,000 shares of Preferred Stock, $0.25 par value per share (the "Company Preferred Stock"). As of March 31, 2002, (a) 6,243,518 shares of Company Common Stock were issued and outstanding, (b) no shares of Company Preferred Stock were issued and outstanding, (c) 1,416,902 shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Plans (other than the Company ESPP), of which stock options to purchase an aggregate of 1,188,762 shares of Company Common Stock were outstanding, and 250,000 shares of Company Common Stock were reserved for issuance to employees pursuant to the Company ESPP (of which, as of the date of this Agreement, 139,317 shares have been issued), (d) 176,303 shares of Company Common Stock were reserved for issuance upon exercise of warrants ("Company Warrants"), (e) no Company Shares were held in the Treasury of the Company or any of its Subsidiaries and (f) 150,000 shares of the Company's Series A Junior Preferred Stock were reserved for issuance upon exercise of rights (the "Company Rights") issued pursuant to the Shareholder Rights Plan dated as of November 8, 1999 (the "Company Rights Plan"). All the outstanding shares of the Company's Common Stock are, and all Company Shares that may be issued pursuant to the exercise of outstanding employee and director stock options and the Company Warrants will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable. Except as disclosed in this Section 4.2 or in Section 4.2 of the Company Disclosure Schedule and except for changes
      ----------------------------------------------
since the close of business on May 20, 2002 resulting from the exercise of director or employee stock options outstanding on such date, there are outstanding (x) no shares of capital stock or other voting securities of the Company, (y) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, and (z) no options, warrants or other rights to acquire from the Company, and no preemptive or similar rights, subscription or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the capital stock of the Company, obligating the Company to issue, transfer or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or obligating the Company to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (the items in clauses (x), (y) and (z) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. There are not as of the date hereof and there will not be at the Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or by which it is bound relating to the voting of any shares of the capital stock of the Company or any agreements, arrangements, or other understandings to which the Company or any of its Subsidiaries is a party or by which it is bound that will limit in any way the solicitation of proxies by or on behalf of the Company from, or the casting of votes by, the stockholders of the Company with respect to the Merger.

     Section 4.3 Authority. The Company has full corporate power and authority to execute and deliver this Agreement and, subject to the requisite approval of its stockholders, to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by Company's Board of Directors. The Board of Directors of the Company has directed that this Agreement be submitted to the Company's stockholders for approval at a meeting of the Company's stockholders for the purpose of approving the Merger and this Agreement (the "Company Stockholders Meeting"), and, except for the approval of this Agreement and the Merger by the affirmative vote of holders of a majority of the outstanding shares of the Company Common Stock (the "Company Stockholder Approval") no other corporate proceedings are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent and Merger Sub) it constitutes a legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     Section 4.4 Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger by the Company require no consent of, or filing with, any governmental body, agency, official or authority other than (a) the filing of a certificate of merger in accordance with DGCL, (b) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), (c) compliance with any applicable requirements of the Securities Act and state securities laws, (d) compliance with the applicable requirements of the HSR Act, and (e) other actions or filings which if not taken or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     Section 4.5 Non-Contravention. Except as disclosed in Section 4.5 of the
                                                           ------------------
Company Disclosure Schedule, the execution, delivery and performance by the
---------------------------
Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (a) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with the certificate of incorporation or bylaws of the Company, (b) assuming compliance with the matters referred to in Section 4.4, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any of its Subsidiaries, (c) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or any of its Subsidiaries or to a loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement, contract or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, lease, permit or other similar authorization held by the Company or any of its Subsidiaries, or (d) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries. For purposes of this Agreement, "Lien" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset other than any such mortgage, lien, pledge, charge, security interest or encumbrance (i) for Taxes (as defined in Section 4.13) not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Company Balance Sheet (as such term is defined in
Section 4.8), as the case may be); (ii) which is a carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like lien arising in the ordinary course of business; (iii) statutory or common law liens to secure obligations to landlords, lessors or renters under leases or rental agreements confined to the premises rented or (iv) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, or other social security programs mandated under laws applicable to the Company Except as disclosed in Section 4.5 of the Company Disclosure Schedule, neither
                       ----------------------------------------------
the Company nor any Subsidiary of the Company is a party to any agreement that expressly limits the ability of the Company or any Subsidiary of the Company, or would limit Parent or any Subsidiary of Parent after the Effective Time, to compete in or conduct any line of business or compete with any Person or in any geographic area or during any period of time.

     Section 4.6 Subsidiaries. Each of the Company's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, which states or jurisdictions are listed on Section 4.6 of the Company Disclosure Schedule,
                            ----------------------------------------------
except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the Company. Exhibit 21 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (the "2001 10-K"), as filed with the SEC, lists the only Subsidiaries of the Company at December 31, 2001, and all Subsidiaries of the Company thereafter formed or acquired are listed in Section 4.6 of the Company Disclosure Schedule. All of
                       ----------------------------------------------
the outstanding shares of capital stock of the Subsidiaries are validly issued, fully paid and nonassessable and are owned by the Company free and clear of all liens, claims, charges or encumbrances, and there are no irrevocable proxies with respect to such shares. Except as set forth in Section 4.6 of the Company
                                                    --------------------------
Disclosure Schedule and except for the capital stock of its Subsidiaries, the
-------------------
Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture, limited liability company or other entity which is material to the business of the Company and its Subsidiaries, taken as a whole. There are no restrictions on the Company to vote the stock of any of its Subsidiaries.

     Section 4.7 SEC Filings.

     (a) The Company has delivered to Parent (i) its annual reports on Form 10-K for its fiscal years ended December 31, 2000 and 2001 (with all exhibits attached or incorporated by reference to each), Section 4.9 its quarterly report on Form 10-Q for its quarter ended March 31, 2002, Section 4.10 its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since December 31, 2000, and Section 4.11 all of its other reports, statements, schedules and registration statements filed with the Securities and Exchange Commission (the "SEC") since December 31, 2000 (the documents referred to in this Section 4.7(a) being referred to collectively as the "Company SEC Documents"). The

Company's quarterly report on Form 10-Q for its fiscal quarter ended March 31, 2002 is referred to herein as the "Company 10-Q."

     (b) As of its filing date, each Company SEC Document complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act.

     (c) As of its filing date, each Company SEC Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (d) Each such registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act as of the date such statement or amendment became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     (e) Since January 1, 2000, the Company has timely filed all forms, statements, reports and documents required of it to be filed with the SEC and NNM.

     Section 4.8 Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company (including any related notes and schedules) included in its annual reports on Form 10-K and the Company 10-Q referred to in Section 4.7 (the "Company Financial Statements") fairly present, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject to normal year-end adjustments and the absence of notes in the case of any unaudited interim financial statements). For purposes of this Agreement, "Company Balance Sheet" means the consolidated balance sheet of the Company as of March 31, 2002 set forth in the Company 10-Q and "Company Balance Sheet Date" means March 31, 2002. At the Company Balance Sheet Date, except as set forth in Section 4.8 of the Company Disclosure Schedule, the
                       ----------------------------------------------
Company and its Subsidiaries had no liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected on the Company Balance Sheet under GAAP) not reflected in the financial statements or the accompanying notes thereto, except for liabilities and obligations that have arisen in the ordinary course of business prior to the date of the financial statements and which, under GAAP, would not have been required to be reflected in the financial statements. All accounts receivable of the Company and its Subsidiaries have arisen from bona fide transactions of the Company or its Subsidiaries, as the case may be, in the ordinary course of business. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

     Section 4.9 Disclosure Documents.

     (a) The joint proxy statement of the Company and Parent relating to the required meetings of stockholders of the Company and Parent contemplated by
Section 7.1(a) and the prospectus of Parent relating to the shares of Parent Common Stock to be issued in connection with the Merger (the "Joint Proxy Statement/Prospectus") to be filed with the SEC in connection with the Merger and the registration statement on Form S-4 of Parent (the "Form S-4") to be filed under the Securities Act relating to the issuance of Parent Common Stock in the Merger, and any amendments or supplements thereto, will, when filed, subject to the last sentence of Section 4.9(b), comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act.

     (b) Neither the Joint Proxy Statement/Prospectus to be filed with the SEC, nor any amendment or supplement thereto, will, at the date the Joint Proxy Statement/Prospectus or any such amendment or supplement is first mailed to stockholders of Company or at the time such stockholders vote on the adoption and approval of this Agreement and the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Form S-4 nor any amendment or supplement thereto will at the time it becomes effective under the Securities Act or at the Effective Time contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. No representation or warranty is made by the Company in this Section 4.9 with respect to statements made or incorporated by reference therein based on information supplied by Parent for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus or the Form S-4.

     Section 4.10 Absence of Certain Changes. Except as set forth in Section
                                                                     -------
4.10 of the Company Disclosure Schedule, and except as expressly permitted by
---------------------------------------
this Agreement, since the Company Balance Sheet Date, the Company and each Subsidiary has conducted its respective business in the ordinary course consistent with past practice and, without limiting the generality of the foregoing:

     (a) There has been no event, occurrence or development of a state of circumstances or facts that, individually or in the aggregate, has had or would be reasonably likely to have a Material Adverse Effect on the Company;

     (b) The Company has not nor has any Subsidiary issued, or authorized for issuance, or entered into any commitment to issue, any equity security, bond, note or other security, nor has the Company or any Subsidiary amended any term of any outstanding security of the Company or any Subsidiary;

     (c) The Company has not nor has any Subsidiary incurred additional debt for borrowed money in excess of $75,000 for any single occurrence or $100,000 in aggregate, or incurred any obligation or liability except in the ordinary course of business consistent with past practice;

     (d) The Company has not nor has any Subsidiary paid any obligation or liability, or discharged, settled or satisfied any claim, lien or encumbrance, except for current liabilities in the ordinary course of business consistent with past practice;

     (e) The Company has not nor has any Subsidiary declared or made any dividend, payment or other distribution on or with respect to any share of capital stock, other than, in the case of any Subsidiary, to the Company;

     (f) The Company has not nor has any Subsidiary purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any share or shares of its capital stock, other than pursuant to the stock repurchase rights under the Company Stock Plans;

     (g) The Company has not nor has any Subsidiary mortgaged, pledged, or otherwise encumbered any of its assets or properties, except for liens for current taxes which are not yet delinquent, and purchase-money liens arising out of the purchase or sale of services or products, mechanics, carriers, warehousemen's and other similar liens made or arising in the ordinary course of business consistent with past practice;

     (h) The Company has not nor has any Subsidiary disposed of, or agreed to dispose of, by sale, lease, license or otherwise, any asset or property, tangible or intangible, except in the ordinary course of business consistent with past practice;

     (i) The Company has not nor has any Subsidiary purchased or agreed to purchase or otherwise acquire any securities of any corporation, partnership, joint venture, firm or other entity;

     (j) The Company has not nor has any Subsidiary made any expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset, except in the ordinary course of business consistent with past practice and in any event not in excess of $300,000 in the aggregate;

     (k) The Company has not nor has any Subsidiary entered into any material transaction or contract, or made any commitment to do the same, except in the ordinary course of business consistent with past practice;

     (l) The Company has not nor has any Subsidiary sold, assigned, transferred or conveyed, or committed itself to sell, assign, transfer or convey, any Proprietary Rights (as defined in Section 4.22) except pursuant to licenses in the ordinary course of business consistent with past practice;

     (m) The Company has not nor has any Subsidiary adopted or amended any bonus, incentive, profit-sharing, stock option, stock purchase, pension, retirement, deferred-compensation, severance, life insurance, medical or other benefit plan, agreement, trust, fund or arrangement for the benefit of employees of any kind whatsoever, nor entered into or amended any agreement relating to employment, services as an independent contractor or consultant, or severance or termination pay, nor agreed to do any of the foregoing, except as provided by
Section 2.4;

     (n) The Company has not nor has any Subsidiary effected or agreed to effect any change in its directors, officers or key employees; and

     (o) The Company has not nor has any Subsidiary effected or committed itself to effect any amendment or modification in its Certificate of Incorporation or Bylaws.

     Section 4.11 No Undisclosed Material Liabilities. There are no material liabilities of the Company or any Subsidiary of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

     (a) liabilities disclosed or provided for in the Company Balance Sheet or in the notes thereto;

     (b) liabilities disclosed in the Company SEC Documents filed prior to the date hereof or set forth in Section 4.11 of the Company Disclosure Schedule; and
                            -----------------------------------------------

     (c)  liabilities under this Agreement.

     Section 4.12 Litigation. There is no claim, dispute, action, proceeding, notice, order, suit, appeal or investigation, at law or in equity, pending or to the Knowledge of the Company threatened, against the Company or any Subsidiary of the Company, any of their respective directors, officers, employees or agents, or involving any of their respective assets or properties before any court, agency, authority, arbitration panel or other tribunal which individually, or in the aggregate, would have a Material Adverse Effect on the Company. The Company does not have Knowledge of any facts which, if known to stockholders, customers, distributors, suppliers, governmental authorities or other Persons, would result in any such claim (other than customary and normal returns of product in the ordinary course of business consistent with past practice), dispute, action, proceeding, suit or appeal or investigation which individually, or in the aggregate, would have a Material Adverse Effect on the Company. The Company is not nor is any Subsidiary subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, nor is the Company or any Subsidiary in default with respect to any notice, order, writ, injunction or decree which individually, or in the aggregate, would have a Material Adverse Effect on the Company.

     Section 4.13 Taxes.

     (a) For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes, including without limitation (i) any income, profits, alternative or add-on minimum tax, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, net worth, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental entity responsible for the imposition of any such tax (domestic or foreign) (a "Taxing Authority"), (ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period or as the result of being a transferee or successor thereof, and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) above as a result of any express or implied obligation to indemnify any other Person.

     (b) All Tax returns, statements, reports and forms (including estimated Tax returns and reports and information returns and reports) required to be filed with any Taxing Authority with respect to any Taxable period ending on or before the Effective Time, by or on behalf of the Company or any Subsidiary (collectively, the "Company Returns"), have been or will be filed when due (including any extensions of such due date), and all amounts shown to be due thereon on or before the Effective Time have been or will be paid on or before such date, other than such Taxes which are adequately reserved for in accordance with GAAP. The Company Financial Statements fully accrue all actual and contingent liability for Taxes with respect to all periods through the dates thereof in accordance with GAAP. The Company Financial Statements (i) fully accrue consistent with past practices and in accordance with GAAP all actual and contingent liabilities for Taxes with respect to all periods through the date of the Company Financial Statements and (ii) properly accrue consistent with past practices and in accordance with GAAP all liabilities for Taxes payable after the Company Balance Sheet Date with respect to all transactions and events occurring on or prior to such date. All information set forth in the notes to the Company Financial Statements relating to Tax matters is accurate in all material respects.

     (c) No Tax liability has been incurred since the date of the Company Financial Statements other than in the ordinary course of business and adequate provision has been made for all Taxes since that date in accordance with GAAP on at least a quarterly or, with respect to employment taxes, monthly basis. The Company and each Subsidiary have withheld and paid to the applicable financial institution or Taxing Authority all amounts of Taxes required to be withheld in all material respects. No Company Returns filed with respect to federal income tax returns for Taxable years of the Company in the case of the United States, have been examined by the Internal Revenue Service. The Company has not nor has any Subsidiary been granted any extension or waiver of the limitation period applicable to any Company Return.

     (d) There is no claim, audit, action, suit, proceeding or, investigation now pending or, to the Company's Knowledge, threatened against or with respect to the Company or any Subsidiary in respect of any Tax or assessment. There are no liabilities for Taxes with respect to any notice of deficiency or similar document of any Tax Authority received by the Company or any Subsidiary which have not been satisfied in full (including liabilities for interest, additions to tax and penalties thereon and related expenses). Neither the Company, any Subsidiary nor any Person on behalf of the Company or any Subsidiary has entered into or will enter into any agreement or consent pursuant to section 341(f) of the Code. There are no liens for Taxes upon the assets of the Company or any Subsidiary except liens for current Taxes not yet delinquent. Except as may be required as a result of the Merger, the Company has not nor has any Subsidiary been nor will it be required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Effective Time.

     (e) There is no contract, agreement, plan or arrangement, including without limitation the provisions of this Agreement, covering any employee or independent contractor or former employee or independent contractor of the Company or any Subsidiary that, individually or collectively, could, as a result of the transactions contemplated hereby, give rise to the payment of any amount that would not be deductible pursuant to section 280G or section 162 (m) of the

Code. Other than pursuant to this Agreement, the Company is not nor is any Subsidiary a party to or bound by (nor will they prior to the Effective Time become a party to or bound by) any tax indemnity, tax sharing or tax allocation agreement (whether written, unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated tax returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) which includes a party other than the Company or any Subsidiary. None of the assets of the Company or any Subsidiary (i) is property that the Company or any Subsidiary is required to treat as owned by any other Person pursuant to the so-called "safe harbor lease" provisions of former section 168(f)(8) of the Code, (ii) directly or indirectly secures any debt the interest on which is tax exempt under section 103(a) of the Code, or (iii) is "tax exempt use property" within the meaning of section 168(h) of the Code. The Company has not nor has any Subsidiary participated in (and prior to the Effective Time the Company will not nor will any Subsidiary participate in) an international boycott within the meaning of section 999 of the Code. The Company has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of section 6661 of the Code. The Company has previously provided or made available to Parent complete and accurate copies of all the Company Returns and, as reasonably requested by Parent, prior to or following the date hereof, presently existing information statements, reports, work papers, Tax opinions and memoranda and other Tax data and documents.

     Section 4.14 Employees and Employee Benefit Plans.

     (a)  The Company has set forth at Section 4.14(a) of the Company Disclosure
                                       -----------------------------------------
Schedule a complete and accurate list setting forth all employees and
--------
independent contractors of the Company and its Subsidiaries as of two (2) days before the date hereof together with their titles or positions, dates of hire, regular work location and current compensation. Except as set forth at Section
                                                                       -------
4.14(a) of the Company Disclosure Schedule, neither the Company nor any
------------------------------------------
Subsidiary has entered into any employment contract or arrangement with any director, officer, employee or any other consultant or Person (i) which is not terminable by it at will without liability, except as the right of the Company or such Subsidiary to terminate its employees at will may be limited by applicable federal, state or foreign law, or (ii) under which the Company or any Subsidiary could have any material liability (collectively, the "Employment Agreements").

     (b)  Except as set forth in Section 4.14(b) of the Company Disclosure
                                 -----------------------------------------
Schedule, neither the Company nor any Subsidiary maintains any deferred
--------
compensation, pension, health, profit sharing, bonus, stock purchase, stock option, fringe benefit, hospitalization, insurance, severance, change in control, retention, workers' compensation, supplemental unemployment benefits, vacation benefits, disability benefits, or any other employee benefit plan (as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or otherwise) or welfare benefit plan or obligation covering any of its current or former officers, directors, employees or consultants ("Employee Plans").

     (c) The Company has made available to Parent true, complete and correct copies of (i) each Employment Agreement, (ii) each Employee Plan (or, in the case of any unwritten Employee Plans, descriptions thereof), (iii) the most recent annual report on Form 5500 filed with the IRS with respect to each Employee Plan (if any such report was required), (iv) the most recent summary plan description for each Employee Plan for which such summary plan description is required, (v) each trust agreement and group annuity contract relating to any Employee Plan, (vi) each determination letter and any outstanding request for a determination letter, and (vii) all correspondence with the IRS or the United States Department of Labor relating to any outstanding controversy or audit. Each Employee Plan complies in all material respects with applicable laws, including, without limitation, ERISA and the Code.

     (d) Each Employee Plan has been maintained, funded, operated and administered in compliance in all material respects with all applicable laws and regulations, including but not limited to, ERISA, the Code, and the Health Insurance Portability and Accountability Act of 1996. Each Employee Plan that is intended to be qualified under section 401(a) of the Code and each trust forming a part thereof that is intended to be exempt from taxation under section 501(a) of the Code has received a favorable determination letter from the IRS as to its qualification and tax-exempt status and nothing has occurred, whether by any action or any failure to act, since the date of such determination letter that could adversely affect the qualification of such Employee Plan or the tax-exempt status of such related trust. No event has occurred and, to the Knowledge of the Company, there currently exists no condition or set of circumstances in connection with which the Company that could reasonably be expected to be subject to any liability under the terms of any Employee Plans (other than for benefits payable in the normal course of the operations of the Employee Plans), ERISA, the Code or any other applicable law, including any liability under Title IV of ERISA. Each Employee Plan can be amended or terminated in accordance with its terms and any applicable law without any material liability to the Company or any of its Subsidiaries. No Employee Plan is a "multiemployer plan" as defined in section 3(37) of the ERISA and 414(f) of the Code, or a "multiple employer plan" as described in section 4063(a) of ERISA and 413 of the Code, and none of the Company, any of its Subsidiaries or any ERISA Affiliate has ever contributed or had an obligation to contribute to any multiemployer plan or any plan subject to Title IV of ERISA. For purposes of this Section 4.14, an "ERISA Affiliate" is any organization that is a member of the controlled group of organizations of the Company and its Subsidiaries (within the meaning of sections 414(b), (c), (m) or (o) of the Code).

     (e)  Except as set forth in Section 4.14(e) of the Company Disclosure
                                 -----------------------------------------
Schedule, no current or former director, officer or other employee of, or
--------
consultant to, the Company or any of its Subsidiaries will become entitled to any retirement, severance or similar benefit or enhanced or accelerated benefit (including any acceleration of vesting or lapse of repurchase rights or obligations with respect to any employee stock option or other benefit under any stock option plan or compensation plan or arrangement of the Company) as a result of the transactions contemplated hereby.

     (f)  Except as set forth in Section 4.14(f) of the Company Disclosure
                                 -----------------------------------------
Schedule, no Employee Plan provides post-retirement health and medical, life or
--------
other insurance benefits for retired employees of the Company or any of its Subsidiaries (other than benefit coverage mandated by applicable statute, including benefits provided pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as codified in Code section 4980B and ERISA sections 601 et seq., as amended from time to time ("COBRA")). The unfunded post retirement benefit obligation (determined as of December 31, 2001 in accordance with United States Financial Accounting Standards Board Statement No. 106) of the Company and its Subsidiaries with respect to all post retirement benefits of their current and former employees equals the amount set forth in the Company Balance Sheet.

     (g) There has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its affiliates relating to, or change in employee participation or coverage under, any Employee Plan that would increase materially the expense of maintaining such Employee Plan above the level of the expense incurred in respect thereof for the twelve
(12) months ended on the Balance Sheet Date.

     (h) With respect to any Employee Plan maintained outside the United States for the purpose of providing or otherwise making available retirement benefits to employees of the Company or any of its Subsidiaries (collectively, "Non-U.S. Plans"), the following is true:

             (i) each Non-U.S. Plan is in compliance in all material respects with the laws and regulations applicable to such plan;

             (ii) each Non-U.S. Plan and related funding arrangement that is intended to qualify for tax-favored status has been reviewed and approved for such status by the appropriate government authority (or has been submitted for such review and approval within the applicable time period), and nothing has occurred and no condition exists that is likely to cause the loss or denial of such tax-favored status;

             (iii) as of the most recent valuation date, there are no unfunded benefit liabilities.

     Section 4.15 Compliance with Law. All licenses, franchises, permits, clearances, consents, certificates and other evidences of authority of the Company and its Subsidiaries which are necessary to the conduct of the Company's and its Subsidiaries' respective businesses ("Permits") are in full force and effect and the Company is not nor is any Subsidiary in violation of any Permit in any respect, except for such exceptions or violations that, individually or in the aggregate, would not have, or be reasonably likely to have, a Material Adverse Effect. Except for exceptions which would not have a Material Adverse Effect, the businesses of the Company and its Subsidiaries have been conducted in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities.

     Section 4.16 Finders' or Advisors' Fees. Except for Robertson Stephens, Inc., copies of whose engagement letter has been provided to Parent, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

     Section 4.17 Environmental Matters. Except as set forth in Section 4.17 of the Company Disclosure Schedule:

     (a) The Company possesses any and all Environmental Permits necessary to or required for the operation of its business as currently conducted and as reasonably contemplated to be conducted. The Company will obtain, prior to the Closing, any Environmental Permits that must be obtained as of or immediately after the Closing in order for the Surviving Corporation and/or the Company to conduct the business of the Company as it was conducted prior to the Closing.

     (b) The Company is in compliance with (i) all terms, conditions and provisions of its Environmental Permits; and (ii) all Environmental Laws.

     (c) Neither the Company nor any predecessor of the Company nor any entity previously owned by the Company has received any notice of alleged, actual or potential responsibility for, or any inquiry regarding, (i) any release or threatened or suspected release of any Hazardous Material, or (ii) any violation of Environmental Law, and there is no outstanding civil, criminal or administrative investigation, action, suit hearing or proceeding pending or threatened against the Company pursuant to any Environmental Law.

     (d) Neither the Company nor any predecessor of the Company nor any entity previously owned by the Company has any obligation or liability with respect to any Hazardous Material, including any Release or threatened or suspected Release of any Hazardous Material and any violation of Environmental Law, and there have been no events, facts or circumstances which could form the basis of any such obligation or liability.

     (e) No Releases of Hazardous Material(s) have occurred at, from, in, to, on, or under any Site and no Hazardous Material is present in, on, about or migrating to or from any Site.

     (f) Neither the Company, nor any predecessor of the Company, nor any entity previously owned by the Company, has transported or arranged for the treatment, storage, handling, disposal or transportation of any Hazardous Material at, from or to any site or other location.

     (g)  No Site is a current or proposed Environmental Clean-up Site.

     (h) There are no Liens under or pursuant to any Environmental Law on any Site.

     (i) There is no (i) underground storage tank, active or abandoned, (ii) polychlorinated biphenyl containing equipment, (iii) asbestos-containing material, (iv) radon, (v) lead-based paint or (vi) urea formaldehyde at any Site. Any underground storage tank meets all current applicable upgrade requirements.

     (j) There have been no Environmental investigations, studies, audits, tests, reviews or other analyses conducted with respect to any Site which have not been delivered to Parent prior to execution of this Agreement.

     (k) The Company is not a party, whether as a direct signatory or as successor, assign, third party beneficiary, guarantor or otherwise, to, and is not otherwise bound by, any lease or other contract under which the Company is obligated or may be obligated by any representation, warranty, covenant, restriction, indemnification or other undertaking respecting Hazardous Materials or under which any other person is or has been released respecting Hazardous Materials.

     (l) The Company and any predecessors of the Company and any entity previously owned by the Company have provided all notifications and warnings, made all reports, and kept and maintained all records required pursuant to Environmental Laws.

     Section 4.18 Labor Matters. There are no controversies or labor disputes or union organization activities pending or threatened between the Company or a Subsidiary and any of its employees. None of the employees of the Company or any of its Subsidiaries belongs to any union or collective bargaining unit. The Company and its Subsidiaries have complied in all material respects with all applicable foreign, state and federal equal employment opportunity and other laws and regulations related to employment or working conditions, including all civil rights and anti-discrimination laws, rules and regulations. The Company is not nor is any of its Subsidiaries the subject of any material proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the Knowledge of the Company, threatened, any labor strike, dispute, walkout, work stoppage, slowdown or lockout involving the Company or any of its Subsidiaries.

     Section 4.19 Title to Property. Other than as set forth in Section 4.19 of
                                                                ---------------
the Company Disclosure Schedule, the Company does not nor does any Subsidiary
-------------------------------
own any real property. The Company and each of its Subsidiaries has good and marketable title to all of its material properties and assets, free and clear of all Liens, except for liens for taxes not yet due and payable and such liens or other imperfections of title and use restrictions, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect.

     Section 4.20 Leaseholds. Neither the Company nor any of its Subsidiaries has given or received notice of any material default under any lease under which the Company or any of its Subsidiaries is the lessee of real property (each a "Company Lease" and collectively the "Company Leases") and, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries nor any other party thereto is in default in any material respect under any of the Company Leases. All of the Company Leases are in full force and effect, and are valid, binding and enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' or lessors' rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Except as set forth in Section 4.20 of the Company Disclosure Schedule, neither the Company nor any
   -----------------------------------------------
of its Subsidiaries has leased, subleased, licensed or assigned, as the case may be, all or any portion of its leasehold interest under any Company Lease to any Person.

     Section 4.21 Management Payments. Other than as set forth in Section 4.21
                                                                  ------------
of the Company Disclosure Schedule, no employee or former employee of the
----------------------------------
Company will be entitled to additional compensation, the forgiveness of debt, or the acceleration of payment of any compensation that arises out of or relates to the consummation of the Merger and the transactions contemplated thereby.

     Section 4.22 Proprietary Rights.

     (a) Section 4.22 of the Company Disclosure Schedule (the "Intellectual
         -----------------------------------------------
Property Disclosure Schedule") sets forth a complete and accurate list of all patents and applications for patents, trademarks, trade names, service marks and copyrights, and applications therefor, owned or used by the Company or in which it or any Subsidiary has any rights or licenses. The Intellectual Property Disclosure Schedule specifies, as applicable: (i) the title of the patents, service marks, trademarks and trade names and title of each application therefor; (ii) the jurisdiction by or in which such patent, trademark, trade name, service mark or copyright has been issued or registered or in which an application has been filed, including the registration or application number and includes (iii) material licenses, sublicenses and similar agreements to which the Company or any Subsidiary is a party or pursuant to which any other party is authorized to use any Proprietary Rights (as defined below) as amended by the Company or any Subsidiary. The Company has provided Parent with copies of all agreements by which any officer, employee or consultant of the Company has assigned or conveyed to the Company title and ownership to patents, patent applications, trade secrets, and inventions developed or used by the Company or any Subsidiary in its business. All of such agreements are valid, enforceable and legally binding, subject to the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity).

     (b) The Company and each Subsidiary in all material respects owns or possesses valid and enforceable licenses or other rights to all patents, patent applications, and patent extensions, trademarks, trademark applications, trade secrets, service marks and service mark registrations and applications, trade names, copyrights, inventions, business name registrations, drawings, designs, and proprietary know-how or information, or other rights with respect thereto (collectively referred to as "Proprietary Rights"), used in the business of the Company or such Subsidiary, as the case may be, and the same are all of the Proprietary Rights necessary to conduct the Company's or such Subsidiary's business as it has been and is now being conducted. The Company or such Subsidiary, as the case may be, has the rights to use, sell, license, sublicense, assign, transfer, convey or dispose of such Proprietary Rights and the products, processes and materials covered thereby.

     (c) To the Knowledge of the Company, the operations of the Company and its Subsidiaries do not conflict with or infringe, and no one has asserted to the Company that such operations conflict with or infringe, any material Proprietary Rights, owned, possessed or used by any third party. There are no claims, disputes, actions, proceedings, suits or appeals pending against the Company and its Subsidiaries with respect to any Proprietary Rights owned by the Company or any Subsidiary, and to the Knowledge of the Company, none has been threatened against the Company and its Subsidiaries. To the Knowledge of the Company, there are no facts or alleged facts which would reasonably serve as a basis for any claim that the Company or any Subsidiary does not have the right to use and to transfer the right to use, free of any rights or claims of others, all Proprietary Rights in the development, manufacture, use, sale or other disposition of any or all products or services presently being used, furnished or sold in the conduct of the business of the Company or such Subsidiary as it has been and is now being conducted. To the Knowledge of the Company (i) the Proprietary Rights owned by the Company are free of any unresolved ownership disputes with respect to any third party and (ii) there is no unauthorized use, infringement or misappropriation of any of such Proprietary Rights by any third party, including any employee or former employee of the Company or any Subsidiary nor, is there any breach of any license, sublicense or other agreement authorizing another party to use such Proprietary Rights. The Company has not nor has any Subsidiary entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any Proprietary Right.

     (d) The Intellectual Property Disclosure Schedule contains a complete and accurate list of any proceedings before any patent or trademark authority to which the Company or a Subsidiary is a party, a description of the subject matter of each proceeding, and the current status of each proceeding, including, without limitation, interferences, priority contests, opposition, and protests. Such list includes any pending applications for reissue or reexamination of a patent. The Company or a Subsidiary has the exclusive right to file, prosecute and maintain any such applications for patents, copyrights or trademarks and the patents and registrations that issue therefrom.

     (e) All material registrations and filings relating to Proprietary Rights are in good standing. All maintenance and renewal fees necessary to preserve the rights of the Company and its Subsidiaries in respect of Proprietary Rights due as of the date of this Agreement have been made. The registrations and filings relating to Proprietary Rights are proceeding and there are no facts of which the Company and its Subsidiaries have Knowledge which could significantly undermine those registrations or filings or reduce to a significant extent the scope of protection of any patents arising from such applications beyond that which ordinarily might occur in a patent prosecution proceeding.

     (f) The Company is not, and will not be as a result of the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated hereby in breach, violation or default of any third party Proprietary Rights. The rights of the Company to the Proprietary Rights will not be affected by the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated hereby.

     (g) The Company and each Subsidiary have taken all other measures it deems reasonable and appropriate to maintain the confidentiality of the Proprietary Rights used or proposed to be used in the conduct of its business the value of which to the Company and its Subsidiaries is contingent upon maintenance of the confidentiality thereof.

     (h) The Company and each Subsidiary have secured valid written assignments from all consultants and employees who contributed to the creation or development of the Company's or such Subsidiary's Proprietary Rights of the rights to such contributions that the Company or such Subsidiary does not already own by operation of law.

     (i) Each current and former employee and officer of and consultant to the Company and each Subsidiary has executed a proprietary information and inventions agreement or other nondisclosure agreement in the forms provided by the Company to Parent. To the Knowledge of the Company, no current or former employee or officer of or consultant to the Company is in violation of any term of any employment contract, proprietary information and inventions agreement, noncompetition agreement, or any other contract or agreement relating to the relationship of any such employee or consultant with the Company or any previous employer.

     Section 4.23 Insurance. The Company has provided Parent with copies of all insurance policies to which the Company or a Subsidiary is a party or is a beneficiary or named insured. All of the insurable properties of the Company and its Subsidiaries are insured pursuant to insurance policies and all such insurance policies are in full force and effect. There have been no claims in excess of $75,000 asserted under any of the insurance policies of the Company or its Subsidiaries in respect of all general liability, professional liability, errors and omissions, property liability and worker's compensation and medical claims since the Company's Balance Sheet Date.

     Section 4.24 No Misleading Statements. No representation or warranty made herein, in the Company Disclosure Schedule or in the appendices, schedules and exhibits attached hereto or any certificate furnished or to be furnished to Parent pursuant hereto or in connection with the transactions contemplated hereby (when read together) contains any untrue statement of a material fact or omits a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they are made, not misleading now or at the Effective Time. The Company has disclosed to Parent all material information of which it is aware relating specifically to the operations and business of the Company as of the date of this Agreement or relating to the transactions contemplated by this Agreement, and will continue to disclose promptly to Parent such additional material information of which it becomes aware after the date of this Agreement through the Effective Time.

     Section 4.25 Opinion of Financial Advisor. The Company has received the opinion of Robertson Stephens, Inc. to the effect that, as of the date of such opinion, the Exchange Ratio was fair from a financial point of view to the holders of Company Shares (other than Parent or any of its Subsidiaries or affiliates), and, as of the date hereof, such opinion has not been withdrawn.

     Section 4.26 Takeover Statutes; Rights Agreement. The Board of Directors of the Company has taken the necessary action to make inapplicable section 203 of the DGCL and any other applicable antitakeover or similar statute or regulation to this Agreement and the transactions contemplated hereby. The Board of the Directors of the Company has taken the necessary action to ensure (i) that neither Parent nor Merger Sub shall be deemed an "Acquiring Person" as that term is defined by the Company's Rights Agreement, (ii) that neither the Merger nor any transaction contemplated by this Agreement shall constitute a "Triggering Event" as defined by the Company's Rights Agreement, (iii) that no "Distribution Date" as defined in the Company Rights Agreement has occurred, and (iv) that the execution or delivery of this Agreement, or the performance of the transaction contemplated hereby, will not result in the occurrence of a "Distribution Date," "Triggering Event," or cause Parent or Merger Sub to be deemed an "Acquiring Person" under the Company Rights Agreement.

     Section 4.27 Transactions with Affiliates. Except as set forth in the Company SEC Documents, since the date of the Company's last proxy statement filed with the SEC, no event has occurred that would be required to be reported by the Company, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

                                   ARTICLE 5
                                   ---------

                    Representations and Warranties of Parent
                    ----------------------------------------

         Except as specifically disclosed in a letter delivered by the Parent to Company immediately prior to the execution of this Agreement and signed by the President and Chief Executive Officer of the Parent (the "Parent Disclosure Schedule"; it being understood that information disclosed on the Parent Disclosure Schedule is an exception to any other representation and warranty to the extent that it is reasonably clear from the context of such Schedule that the information disclosed therein relates to such other representation and warranty), the Parent represents and warrants to the Company as follows:

         Section 5.1 Organization and Qualification. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has all requisite corporate power and authority to own, lease and operate its respective properties and to carry on its business as now being conducted.

         (b) Each of Parent and Merger Sub is qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the nature of its business requires such qualification, except where the failure to be so qualified or in good standing, taken together with all other such failures, would not have a Material Adverse Effect on Parent.

         (c) Since the date of its incorporation, Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement. Parent has made available to the Company true and complete copies of Parent and Merger Sub's certificates of incorporation and bylaws, as amended to the date hereof. All of the issued and outstanding capital stock of Merger Sub is owned by Parent.

         Section 5.2 Capitalization. The authorized capital stock of Parent consists of 70,000,000 shares of Parent Common Stock, par value $.0001 per share, and 500,000 shares of preferred stock, par value $.0001 per share ("Parent Preferred"), of which 200,000 shares have been designated Series A Participating Preferred Stock ("Parent Series A Preferred"). As of March 31, 2002, (a) 22,243,806 shares of Parent Common Stock were issued and outstanding,
(b) 5,777,464 shares of Parent Common Stock were reserved for issuance pursuant to Parent's stock option plans, stock option agreements and employee stock purchase plan, of which 4,226,084 shares are subject to outstanding stock options, and (c) 300,000 shares of Parent Common Stock were reserved for issuance pursuant to an outstanding warrant. As of the date of this Agreement, no shares of Parent Preferred are outstanding, and 200,000 shares of Parent Series A Preferred are reserved for issuance pursuant to the Rights Agreement dated as of August 9, 2001 (the "Parent Rights Agreement") between Parent and Mellon Investor Services, L.L.C., as Rights Agent.

         All the outstanding shares of the Parent's capital stock are duly authorized, validly issued, fully paid and non-assessable. Except as set forth in this Section 5.2 or as disclosed in Section 5.2(a) of the Parent Disclosure
                                       ---------------------------------------
Schedule and except for changes since the close of business on May 20, 2002 resulting from the exercise of director or employee stock options outstanding on such date, there are outstanding (x) no shares of capital stock or other voting securities of the Parent, (y) no securities of the Parent convertible into or exchangeable for shares of capital stock or voting securities of the Parent, and (z) no preemptive or similar rights, subscription or other rights, convertible securities, or agreements relating to the capital stock of the Parent, obligating the Parent to issue, transfer or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Parent or obligating the Parent to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (the items in clauses (x), (y) and (z) being referred to collectively as the "Parent Securities"). There are no outstanding obligations of the Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities. There are not as of the date hereof and there will not be at the Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which the Parent or any of its Subsidiaries is a party or by which it is bound relating to the voting of any shares of the capital stock of the Parent or any agreements, arrangements, or other understandings to which the Parent or any of its Subsidiaries is a party or by which it is bound that will limit in any way the solicitation of proxies by or on behalf of the Parent from, or the casting of votes by, the stockholders of the Parent with respect to the Merger.

         Section 5.3 Authority. Each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement and, subject to the requisite approval of its stockholders to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of each of Parent and Merger Sub of its obligations thereunder, and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the respective Boards of Directors of Parent and Merger Sub. Parent, as the sole stockholder of Merger Sub, has approved this Agreement and the transactions contemplated hereby. The Board of Directors of Parent has directed that the issuance of Parent Common Stock pursuant to this Agreement be submitted to Parent stockholders for approval at a meeting of Parent stockholders (the "Parent Stockholders Meeting"), and, except for the approval of the issuance of Parent Common Stock in the Merger by a majority vote at a meeting of Parent stockholders at which a quorum is present (the "Parent Stockholder Approval"), no other corporate proceedings are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes a legal, valid and binding agreement of the other parties hereto, it constitutes a legal, valid and binding agreement of Parent and Merger Sub, enforceable against each in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The shares of Parent Common Stock to be issued by Parent pursuant to the Merger, as well as the capital stock of Parent to be issued pursuant to Section 2.4 and the shares of Parent Common Stock to be issued upon exercise thereof: (i) have been duly authorized, and, when issued in accordance with the terms of the Merger and this Agreement (or the applicable option agreements), will be validly issued, fully paid and nonassessable and will not be subject to preemptive rights, (ii) will, when issued in accordance with the terms of the Merger and this Agreement (or the applicable option agreements), be registered under the Securities Act, and registered or exempt from registration under applicable United States "Blue Sky" laws, (iii) will, when issued in accordance with the terms of the Merger and this Agreement (or the applicable option agreements), be listed on the Nasdaq National Market and (iv) will be issued free and clear of any Liens.

         Section 5.4 Governmental Authorization. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation of the Merger by Parent and Merger Sub require no consent of, or filing with, any governmental body, agency, official or authority other than (a) the filing of a certificate of merger in accordance with DGCL, (b) compliance with any applicable requirements of the Exchange Act, (c) compliance with any applicable requirements of the Securities Act and state securities laws, (d) compliance with the applicable requirements of the HSR Act, and (e) other actions or filings which if not taken or made would not, individually or in the aggregate, have a Material Adverse Effect.

         Section 5.5 Non-Contravention. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby do not and will not (a) assuming compliance with the matters referred to in Section 5.3, contravene or conflict with the certificate of incorporation or bylaws of Parent or Merger Sub, (b) assuming compliance with the matters referred to in Section 5.4, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Parent or any of its Subsidiaries, (c) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Parent or any of its Subsidiaries or to a loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any agreement, contract or other instrument binding upon Parent or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by Parent or any of its Subsidiaries, or (d) result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, except for such contraventions, conflicts or violations referred to in clause (b) or defaults, rights of termination, cancellation or acceleration, or losses or Liens referred to in clause (c) or (d) which would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Except as disclosed in Section 5.5 of the Parent Disclosure Schedule, neither
                       ---------------------------------------------
Parent nor any Subsidiary of Parent is a party to any agreement that expressly limits the ability of Parent or any Subsidiary of Parent to compete in or conduct any line of business of the Company, or compete with any Person or in any geographic area or during any period of time in connection therewith, except to the extent that any such limitation, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on Parent after the Effective Time.

         Section 5.6    SEC Filings.

         (a) Parent has made available to the Company (i) its annual reports on Form 10-K for its fiscal years ended June 30, 1999, 2000 and 2001, (ii) its quarterly report on Form 10-Q for its quarter ended March 31, 2002, (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the shareholders of Parent held since December 31, 2000, and (iv) all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 2000 (the documents referred to in this Section 5.6(a) being referred to collectively as the "Parent SEC Documents"). Parent's quarterly report on Form 10-Q for its fiscal quarter ended March 31, 2002 is referred to herein as the "Parent 10-Q."

         (b) As of its filing date, each Parent SEC Document complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act.

         (c) As of its filing date, each Parent SEC Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         (d) Each such registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act as of the date such statement or amendment became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         (e) Since January 1, 2000, Parent has timely filed all forms, statements, reports and documents required of it to be filed with the SEC and NNM.

         Section 5.7 Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent (including any related notes and schedules) included in its annual reports on Form 10-K and the Parent 10-Q referred to in Section 5.6 (the "Parent Financial Statements") fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject to normal year-end adjustments and the absence of notes in the case of any unaudited interim financial statements). For purposes of this Agreement, "Parent Balance Sheet" means the consolidated balance sheet of Parent as of March 31, 2002 set forth in Parent 10-Q and "Parent Balance Sheet Date" means March 31, 2002.

         At the Parent Balance Sheet Date, except as set forth in Section 5.7
                                                                  -----------
of the Parent Disclosure Schedule, the Parent and its Subsidiaries had no
---------------------------------
liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected on the Parent Balance Sheet under GAAP) not reflected in the Parent Financial Statements, except for liabilities and obligations that have arisen in the ordinary course of business prior to the date of the Parent Financial Statements and which, under GAAP, would not have been required to be reflected in the Parent Financial Statements. All accounts receivable of the Parent and its Subsidiaries have arisen from bona fide transactions of the Parent or its Subsidiaries, as the case may be, in the ordinary course of business. The Parent maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

         Section 5.8    Disclosure Documents.

         (a) The Joint Proxy Statement/Prospectus to be filed with the SEC in connection with the Merger and the Form S-4 to be filed under the Securities Act relating to the issuance of Parent Common Stock in the Merger, and any amendments or supplements thereto, will, when filed, subject to the last sentence of Section 5.8(b), comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act.

         (b) Neither the Joint Proxy Statement/Prospectus to be filed with the SEC, nor any amendment or supplement thereto, will, at the date the Joint Proxy Statement/Prospectus or any such amendment or supplement is first mailed to stockholders of Parent or at the time such stockholders vote on the adoption and approval of this Agreement and the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Form S-4 nor any amendment or supplement thereto will at the time it becomes effective under the Securities Act or at the Effective Time contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. No representation or warranty is made by Parent in this Section 5.8 with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus or the Form S-4.

         Section 5.9    Absence of Certain Changes. Except as set forth in
Section 5.9 of the Parent Disclosure Schedule, and except as expressly permitted
---------------------------------------------
by this Agreement, since the Parent Balance Sheet Date, Parent and each Subsidiary has conducted its respective business in the ordinary course consistent with past practice and, without limiting the generality of the foregoing:

         (a) There has been no event, occurrence or development of a state of circumstances or facts that, individually or in the aggregate, has had or would be reasonably likely to have a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole;

         (b) There has not been any amendment or change in Parent's Certificate of Incorporation or Bylaws;

         (c) Parent has not nor has any Subsidiary issued, or authorized for issuance, or entered into any commitment to issue, any equity security, bond, note or other security, nor has Parent or any Subsidiary amended any term of any outstanding security of Parent or any Subsidiary;

         (d) Parent has not nor has any Subsidiary incurred additional debt for borrowed money in excess of $75,000 for any single occurrence or $100,000 in aggregate, or incurred any obligation or liability except in the ordinary course of business consistent with past practice;

         (e) Parent has not nor has any Subsidiary declared or made any dividend, payment or other distribution on or with respect to any share of capital stock, other than, in the case of any Subsidiary, to Parent;

         (f) Parent has not nor has any Subsidiary purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any share or shares of its capital stock, other than pursuant to the stock repurchase rights under the Parent stock plans;

         (g) Parent has not nor has any Subsidiary disposed of, or agreed to dispose of, by sale, lease, license or otherwise, any asset or property, tangible or intangible, except in the ordinary course of business consistent with past practice;

         (h) Parent has not nor has any Subsidiary purchased or agreed to purchase or otherwise acquire any securities of any corporation, partnership, joint venture, firm or other entity; and,

         (i) Parent has not nor has any Subsidiary sold, assigned, transferred or conveyed, or committed itself to sell, assign, transfer or convey, any Proprietary Rights (as defined in Section 4.22) except pursuant to licenses in the ordinary course of business consistent with past practice.

         Section 5.10 Finders' or Advisors' Fees. Except for RBC Dain Rauscher, Inc., a member company of RBC Capital Markets, there are no investment brokers, finders or other intermediaries which have been retained by or are authorized to act on behalf of Parent or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

         Section 5.11 Rights Agreement. The Board of Directors of Parent has taken the necessary action to ensure that each the execution and delivery of this Agreement and the Merger will not result in the occurrence of a "Distribution Date," a "Triggering Event," or cause the Company or Merger Sub to be deemed an "Acquiring Person" under Parent's Rights Plan.

         Section 5.12 Litigation. There is no claim, dispute, action, proceeding, notice, order, suit, appeal or investigation, at law or in equity, pending or, to the Knowledge of Parent threatened, against the Parent or any Subsidiary, any of their respective directors, officers, employees or agents, or involving any of their respective assets or properties before any court, agency, authority, arbitration panel or other tribunal which individually, or in the aggregate, would have a Material Adverse Effect on Parent. Parent does not have Knowledge of any facts which, if known to stockholders, customers, distributors, suppliers, governmental authorities or other Persons, would result in any such claim (other than customary and normal returns of product in the ordinary course of business consistent with past practice), dispute, action, proceeding, suit or appeal or investigation which individually, or in the aggregate, would have a Material Adverse Effect on Parent. Parent is not nor is any Subsidiary subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, nor is Parent or any Subsidiary in default with respect to any notice, order, writ, injunction or decree which individually, or in the aggregate, would have a Material Adverse Effect on Parent.

         Section 5.13    Taxes.
         (a) For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes, including without limitation Section 5.14 any income, profits, alternative or add-on minimum tax, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, net worth, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental entity responsible for the imposition of any such tax (domestic or foreign) (a "Taxing Authority"), Section 5.15 any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period or as the result of being a transferee or successor thereof, and (i) any liability for the payment of any amounts of the type described in clause (i) or (ii) above as a result of any express or implied obligation to indemnify any other Person.

         (b) All Tax returns, statements, reports and forms (including estimated Tax returns and reports and information returns and reports) required to be filed with any Taxing Authority with respect to any Taxable period ending on or before the Effective Time, by or on behalf of Parent or any Subsidiary (collectively, the "Parent Returns"), have been or will be filed when due (including any extensions of such due date), and all amounts shown to be due thereon on or before the Effective Time have been or will be paid on or before such date, other than such Taxes which are adequately reserved for in accordance with GAAP. The Parent Financial Statements fully accrue all actual and contingent liability for Taxes with respect to all periods through the dates thereof in accordance with GAAP. The Parent Financial Statements (i) fully accrue consistent with past practices and in accordance with GAAP all actual and contingent liabilities for Taxes with respect to all periods through the date of the Parent Financial Statements and (ii) properly accrue consistent with past practices and in accordance with GAAP all liabilities for Taxes payable after the Parent Balance Sheet Date with respect to all transactions and events occurring on or prior to such date. All information set forth in the notes to the Parent Financial Statements relating to Tax matters is accurate in all material respects.

         (c) No Tax liability has been incurred since the date of the Parent Financial Statements other than in the ordinary course of business and adequate provision has been made for all Taxes since that date in accordance with GAAP on at least a quarterly or, with respect to employment taxes, monthly basis. The Company and each Subsidiary have, in all material respects, withheld and paid to the applicable financial institution or Taxing Authority all amounts of Taxes required to be withheld. No Company Returns filed with respect to federal income tax returns for Taxable years of the Company in the case of the United States, have been examined by the Internal Revenue Service. The Company has not nor has any Subsidiary been granted any extension or waiver of the limitation period applicable to any Company Return.

         (d) There is no claim, audit, action, suit, proceeding or, investigation now pending or, to Parent's Knowledge, threatened against or with respect to Parent or any Subsidiary in respect of any Tax or assessment. There are no liabilities for Taxes with respect to any notice of deficiency or similar document of any Tax Authority received by the Parent or any Subsidiary which have not been satisfied in full (including liabilities for interest, additions to tax and penalties thereon and related expenses).

         Section 5.14 Labor Matters. There are no controversies or labor disputes or union organization activities pending or threatened between Parent or a Subsidiary and any of its employees. None of the employees of Parent or any of its Subsidiaries belongs to any union or collective bargaining unit. Parent and its Subsidiaries have complied in all material respects with all applicable foreign, state and federal equal employment opportunity and other laws and regulations related to employment or working conditions, including all civil rights and anti-discrimination laws, rules and regulations. Parent is not nor is any of its Subsidiaries the subject of any material proceeding asserting that Parent or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the Knowledge of Parent, threatened, any labor strike, dispute, walkout, work stoppage, slowdown or lockout involving Parent or any of its Subsidiaries.

         Section 5.15    Title to Property. Other than as set forth in Section
                                                                       -------
5.15 of the Parent Disclosure Schedule, the Parent does not nor does any
--------------------------------------
Subsidiary own any real property. The Parent and each of its Subsidiaries has good and marketable title to its material properties and assets, free and clear of all Liens, except for liens for taxes not yet due and payable and such liens or other imperfections of title and use restrictions, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect.

         Section 5.16    Proprietary Rights.

         (a) Parent and each Subsidiary in all material respects owns or possesses valid and enforceable licenses or other rights to Proprietary Rights used in the business of Parent or such Subsidiary, as the case may be, and the same are all of the Proprietary Rights necessary to conduct Parent's or such Subsidiary's business as it has been and is now being conducted. Parent or such Subsidiary, as the case may be, has the rights to use, sell, license, sublicense, assign, transfer, convey or dispose of such Proprietary Rights and the products, processes and materials covered thereby.

         (b) To the Knowledge of Parent, the operations of Parent and its Subsidiaries do not conflict with or infringe, and no one has asserted to Parent that such operations conflict with or infringe, any material Proprietary Rights, owned, possessed or used by any third party. There are no claims, disputes, actions, proceedings, suits or appeals pending against Parent and its Subsidiaries with respect to any Proprietary Rights owned by Parent or any Subsidiary, and to the Knowledge of Parent, none has been threatened against Parent and its Subsidiaries. To the Knowledge of Parent, there are no facts or alleged facts which would reasonably serve as a basis for any claim that Parent or any Subsidiary does not have the right to use and to transfer the right to use, free of any rights or claims of others, all Proprietary Rights in the development, manufacture, use, sale or other disposition of any or all products or services presently being used, furnished or sold in the conduct of the business of Parent or such Subsidiary as it has been and is now being conducted. To the Knowledge of Parent (i) the Proprietary Rights owned by Parent are free of any unresolved ownership disputes with respect to any third party and (ii) there is no unauthorized use, infringement or misappropriation of any of such Proprietary Rights by any third party, including any employee or former employee of Parent or any Subsidiary nor, is there any breach of any license, sublicense or other agreement authorizing another party to use such Proprietary Rights. Parent has not nor has any Subsidiary entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any Proprietary Right.

         (c) All material registrations and filings relating to Proprietary Rights are in good standing. All maintenance and renewal fees necessary to preserve the rights of Parent and its Subsidiaries in respect of Proprietary Rights due as of the date of this Agreement have been made. The registrations and filings relating to Proprietary Rights are proceeding and there are no facts of which Parent and its Subsidiaries have Knowledge which could significantly undermine those registrations or filings or reduce to a significant extent the scope of protection of any patents arising from such applications beyond that which ordinarily might occur in a patent prosecution proceeding.

         (d) Parent is not, and will not be as a result of the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated hereby in breach, violation or default of any third party Proprietary Rights. The rights of Parent to the Proprietary Rights will not be affected by the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated hereby.

         (e) Parent and each Subsidiary have taken all other measures it deems reasonable and appropriate to maintain the confidentiality of the Proprietary Rights used or proposed to be used in the conduct of its business the value of which to Parent and its Subsidiaries is contingent upon maintenance of the confidentiality thereof.

         Section 5.17 No Misleading Statements. No representation or warranty made herein, in the Parent Disclosure Schedule or in the appendices, schedules and exhibits attached hereto or any certificate furnished or to be furnished to Parent pursuant hereto or in connection with the transactions contemplated hereby (when read together) contains any untrue statement of a material fact or omits a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they are made, not misleading now or at the Effective Time. Parent has disclosed to Company all material information of which it is aware relating specifically to the operations and business of the Parent as of the date of this Agreement or relating to the transactions contemplated by this Agreement, and will continue to disclose promptly to Company such additional material information of which it becomes aware after the date of this Agreement through the Effective Time.

         Section 5.19 Compliance with Law. All licenses, franchises, permits, clearances, consents, certificates and other evidences of authority of Parent and its Subsidiaries which are necessary to the conduct of Parent's and its Subsidiaries' respective businesses ("Permits") are in full force and effect and Parent is not nor is any Subsidiary in violation of any Permit in any respect, except for such exceptions or violations that, individually or in the aggregate, would not have, or be reasonably likely to have, a Material Adverse Effect. Except for exceptions which would not have a Material Adverse Effect, the businesses of Parent and its Subsidiaries have been conducted in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities.

                                    ARTICLE 6
                                    ---------

                    Covenants Relating To Conduct of Business
                    -----------------------------------------

         Section 6.1 Conduct of the Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of the Agreement or the Effective Time, the Company agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or Section 6.1 of the Company Disclosure Letter):

         (a) Ordinary Course.

                (i) the Company and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use their reasonable commercial efforts to keep available the services of their respective present officers and key employees, preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time.

                (ii) The Company shall not, and shall not permit any of its Subsidiaries to, (A) enter into any new material line of business or
         (B) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities in connection therewith which do not exceed $1,000,000 in the aggregate.

         (b) Dividends; Changes in Share Capital. The Company shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except the declaration and payment of regular dividends from a Subsidiary of the Company to the Company or to another Subsidiary of the Company in accordance with past dividend practice, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary after consummation of such transaction, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

         (c) Issuance of Securities. The Company shall not, and shall not permit any of its Subsidiaries to, issue, deliver, sell, pledge or dispose of, or authorize or propose the issuance, delivery, sale, pledge or disposition of, any shares of its capital stock of any class, or any securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such shares, or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing, other than or in connection with (c) the issuance of the Company Common Stock upon the exercise in accordance with their present terms of the Company Warrants and the Company Stock Options outstanding as of the date of this Agreement or other stock-based awards granted pursuant to clause (ii), below, (d) the granting of Company Stock Options or other stock-based awards to acquire not more than 180,000 shares of the Company Common Stock to existing officers, employees, and directors in the ordinary course of business consistent with past practice, (e) the issuance of Company Stock Options to newly-hired employees in the ordinary course of business consistent with past practice; (f) issuances, sales or deliveries by a wholly owned Subsidiary of the Company of capital stock to such Subsidiary's parent or another wholly owned Subsidiary of the Company, or (g) issuances in accordance with the Company Rights Agreement; provided, however, that the Company may amend the outstanding option agreements of those four Company directors who will not be providing service as a director or employee of Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation after the Effective Time to (A) extend to twenty-four months the period for their exercising vested options after their service as director with the Company terminates, and (B) accelerate the vesting of unvested option shares held by such directors up to a maximum of 2,500 shares each.

     (d) Governing Documents. Except to the extent required to comply with its obligations hereunder or with applicable law, the Company shall not, and shall not permit its Subsidiaries to, amend or propose to so amend its Certificate of Incorporation or its By Laws or other governing documents.

     (e) No Acquisitions. Without the prior written consent of Parent (which consent will not be unreasonably withheld), the Company shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (excluding the acquisition of assets used in the operations of the business of the Company and its Subsidiaries in the ordinary course, which assets do not constitute a business unit, division or all or substantially all of the assets of the transferor). The Company shall not, and shall not permit its Subsidiaries to, enter into any material joint venture, partnership or other similar arrangement.

     (f) No Dispositions. The Company shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any substantial part of its assets (including capital stock of Subsidiaries of the Company) other than in the ordinary course of business consistent with past practice.

     (g) Investments; Indebtedness. The Company shall not, and shall not permit any of its Subsidiaries to (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (A) loans or investments by the Company or a Subsidiary of the Company to or in the Company or any Subsidiary of the Company, (B) in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the Company and its Subsidiaries taken together as a whole (provided that none of such transactions referred to in this clause (B) presents a material risk of making it more difficult to obtain any approval or authorization required in connection with the Merger under Regulatory Law) or (ii) except in the ordinary course consistent with past practice (after consultation with Parent's Chief Financial Officer), incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person (other than any wholly owned Subsidiary) or enter into any arrangement having the economic effect of any of the foregoing.

     (h) Compensation.

         (i) The Company shall not increase the amount of compensation of, or pay any severance to any director, officer or employee (other than in the ordinary course of business consistent with past practice) of the Company or any Subsidiary of the Company, or make any increase in, or commitment to increase, or accelerate the payment of any employee benefits, grant any additional Company Stock Options (except as permitted by Section 6.1(c)), adopt or amend or make any commitment to adopt or amend any Employee Plan (except as otherwise expressly provided by this Agreement) or fund or make any contribution to any Employee Plan or any related trust or other funding vehicles, other than regularly scheduled contributions to trusts funding qualified plans.

          (ii) The Company shall not accelerate the vesting of, or the lapsing of restrictions with respect to, any Company Stock Option, and any option granted or committed to be granted after the date of this Agreement shall not accelerate as a result of the approval or consummation of any transaction contemplated by this Agreement. The Company shall, prior to the Effective Date, eliminate by modifying the affected agreement any provision providing for such acceleration of vesting or the lapsing of restrictions with respect to any Company Stock Option; provided, however that, subject to Section 6.1(h)(iii), below, the Company's obligation to eliminate such acceleration of vesting or the lapsing of restrictions shall not apply to "double trigger" acceleration provisions arising under eight certain severance agreements in effect prior to April 25, 2002 and scheduled at Company Disclosure Schedule 6.1.
     -------------------------------

          (iii) To the extent that any severance agreement or provision, individually or collectively with other payment arrangements, gives rise in connection with the approval or consummation of any transaction contemplated by this Agreement to the loss of an expense deduction, in whole or in part, pursuant to section 280G or 162(m) of the Code, the Company shall eliminate such loss by modifying the affected agreements or provision to reduce aggregate payments to amounts below the threshold which would trigger the loss of expense deductions under section 280G and 162(m) of the Code.

     (i) Tax Free Qualification. The Company shall use its reasonable commercial efforts not to, and shall use its reasonable commercial efforts not to permit any of its Subsidiaries to, take any action (including any action otherwise permitted by this Section 6.1) that would prevent or impede the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

     (j) Accounting Methods; Tax Matters. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement, or as required by a governmental entity, the Company shall not change in any material respect its methods of accounting in effect at March 31, 2002, except as required by changes in GAAP as concurred in by the Company's independent public accountants. The Company shall not (i) change its fiscal year; (ii) make any Tax election that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company; (iii) settle any material Tax claim or assessment or (iv) surrender any right to claim a material Tax refund or to any extension or waiver of the limitations period applicable to any material Tax claim or assessment.

     (k) Litigation. The Company shall not, and shall not permit any of its subsidiaries to, settle or compromise any material suit, action, proceeding or regulatory investigation pending for an amount in excess of $100,000 or enter into any consent decree, injunction or similar restraint or form of equitable relief in settlement of any suit, action, proceeding or regulatory investigation pending, except for such consent decrees, injunctions or restraints which would not individually or in the aggregate have a Material Adverse Effect on the Company. The Company shall not commence material litigation, except as a counter or cross claim or where the failure to do so would result in the running of an applicable statute of limitations.

     (l) Intellectual Property. The Company shall not transfer or license to any Person or otherwise extend, amend or modify any rights to any Intellectual Property owned by the Company or its Subsidiaries, other than in the ordinary course of business or pursuant to any contracts, agreements, arrangements or understandings currently in place (that have been disclosed in writing to Parent prior to the date of this Agreement);

     (m)  Certain Actions. Other than as expressly permitted by Section 9.1 or
Section 9.3, hereof, the Company and its Subsidiaries shall not take any action or omit to take any action for the purpose of preventing, delaying or impeding the consummation of the Merger or the other transactions contemplated by this Agreement.

     (n) No Related Actions. The Company shall not, and shall not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

     Section 6.2 Conduct of the Business of Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, Parent agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or Section 6.2 of the Parent Disclosure Schedule):

     (a)  Ordinary Course.

          (i) Parent and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use their reasonable commercial efforts to keep available the services of their respective present officers and key employees, preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time.

          (ii) Except for such acts reasonably contemplated in connection with the announced proposed acquisition of TrueTime, Inc., Parent shall not, and shall not permit any of its Subsidiaries to, (A) enter into any new material line of business or (B) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities in connection therewith which do not exceed $1,000,000 in the aggregate.

     (b) Dividends; Changes in Share Capital. Parent shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (ii) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except the declaration and payment of regular dividends from a Subsidiary of Parent to Parent or to another Subsidiary of Parent in accordance with past dividend practice, (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of Parent which remains a wholly owned Subsidiary after consummation of such transaction or in connection with the proposed acquisition of TrueTime, Inc., or (i) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, except in connection with Parent's previously announced Parent Common Stock repurchase program.

     (c) Issuance of Securities. Parent shall not, and shall not permit any of its Subsidiaries to, issue, deliver, sell, pledge or dispose of, or authorize or propose the issuance, delivery, sale, pledge or disposition of, any shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such shares, or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing, other than or in connection with (i) the issuance of Parent Common Stock and Parent stock options pursuant to the transactions contemplated by this Agreement, (ii) the issuance of Parent Common Stock and Parent stock options in connection with the proposed acquisition by Parent of TrueTime, Inc., (iii) the issuance of Parent Common Stock upon the exercise in accordance with their present terms of Parent Stock Options outstanding as of the date of this Agreement or other stock-based awards granted pursuant to clause (iv), below, (iv) the granting of Parent stock options or other stock based awards under Parent stock option plans to existing employees, officers and directors to acquire not more than 1,008,000 shares of Parent Common Stock granted under Parent stock option plans outstanding on the date hereof in the ordinary course of business consistent with past practice, (v) issuances, sales or deliveries by a wholly owned Subsidiary of Parent of capital stock to such Subsidiary's parent or another wholly owned Subsidiary of Parent, (vi) issuances of up to 300,000 shares of Parent Common Stock upon exercise of outstanding Parent warrants, or (vii) issuances in accordance with the Parent Rights Plan.

     (d) Governing Documents. Except to the extent required to comply with their respective obligations hereunder or with applicable law, Parent and Merger Sub shall not, and shall not permit their respective Subsidiaries to, amend or propose to so amend their respective Certificates of Incorporation or By Laws or other governing documents.

     (e) No Acquisitions. Without the prior written consent of the Company (which consent shall not be unreasonably withheld), and excluding the proposed acquisition by Parent of TrueTime, Inc., Parent shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any other business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (excluding the acquisition of assets used in the operations of the business of Parent and its Subsidiaries in the ordinary course, which assets do not constitute a business unit, division or all or substantially all of the assets of the transferor). Parent shall not, and shall not permit its Subsidiaries to, enter into any material joint venture, partnership or other similar arrangement.

     (f) No Dispositions. Parent shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any substantial part of its assets (including capital stock of Subsidiaries of Parent) other than in the ordinary course of business consistent with past practice.

     (g) Investments; Indebtedness. Parent shall not, and shall not permit any of its Subsidiaries to (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (A) loans or investments by Parent or a Subsidiary of Parent to or in Parent or any Subsidiary of Parent,
(B) in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to Parent and its Subsidiaries taken as a whole (provided that none of such transactions referred to in this clause (B) presents a material risk of making it more difficult to obtain any approval or authorization required in connection with the Merger) or (ii) except in the ordinary course consistent with past practice, incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Parent or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person (other than any wholly owned Subsidiary) or enter into any arrangement having the economic effect of any of the foregoing.

     (h) Tax Free Qualification. Parent shall use its reasonable commercial efforts not to, and shall use its reasonable commercial efforts not to permit any of its Subsidiaries to, take any action (including any action otherwise permitted by this Section 6.2) that would prevent or impede the Merger from qualifying as a "reorganization" within the meaning of Section 368 (a) of the Code.

     (i) Compensation. Parent shall not increase the amount of compensation of, or pay any severance to (other than in the ordinary course of business consistent with past practice), any director, officer or employee of Parent or any Subsidiary of Parent, or make any increase in or commitment to increase or accelerate the payment of any employee benefits, grant any additional Parent stock options (except as permitted by Section 6.2(c)), adopt or amend or make any commitment to adopt or amend any benefit plan (other than as permitted herein) or fund or make any contribution to any Parent benefit plan or any related trust or other funding vehicles, other than regularly scheduled contributions to trusts funding qualified plans or as may be necessary to fulfill all of its agreements in connection with Parent's proposed acquisition of TrueTime, Inc. or the Merger. Parent shall not accelerate the vesting of, or the lapsing of restrictions with respect to any Parent stock option (except as may be required in connection with Parent's Proposed acquisition of TrueTime), and any option granted or committed to be granted after the date of this Agreement shall not accelerate as a result of the approval or consummation of any transaction contemplated by this Agreement.

     (j) Accounting Methods; Tax Matters. Except as disclosed in Parent SEC Documents filed prior to the date of this Agreement, or as required by a governmental entity, Parent shall not change in any material respect its methods of accounting in effect at March 31, 2002, except as required by changes in GAAP as concurred in by Parent independent public accountants. Parent shall not (i) change its fiscal year, (ii) make any Tax election that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent, (iii) settle any material Tax claim or assessment or (iv) surrender any right to claim a material Tax refund or to any extension or waiver of the limitations period applicable to any material Tax claim or assessment.

     (k) Litigation. Parent shall not, and shall not permit any of its Subsidiaries to, settle or compromise any material suit, action, proceeding or regulatory investigation pending for an amount in excess of $100,000 or enter into any consent decree, injunction or similar restraint or form of equitable relief in settlement of any suit, action, proceeding or regulatory investigation pending, except for such consent decrees, injunctions or restraints which would not individually or in the aggregate have a Material Adverse Effect on Parent. Parent shall not commence material litigation, except as a counter or cross claim or where the failure to do so would result in the running of an applicable statute of limitations.

     (l) Intellectual Property. Parent shall not transfer or license to any Person or otherwise extend, amend or modify any rights to any Intellectual Property owned by Parent or its Subsidiaries, other than in the ordinary course of business or pursuant to any contracts, agreements, arrangements or understandings currently in place (that have been disclosed in writing to the Company prior to the date of this Agreement);

     (m) Certain Actions. Other than as expressly permitted by Section 9.1 and
Section 9.2, Parent and its Subsidiaries shall not take any action or omit to take any action for the purpose of preventing, delaying or impeding the consummation of the Merger or the other transactions contemplated by this Agreement.

     (n) No Related Actions. Parent shall not, and shall not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

     Section 6.3 Governmental Filings. The Company and Parent shall (a) confer on a reasonable basis with each other and (b) report to each other (to the extent permitted by applicable law or regulation or any applicable confidentiality agreement) on operational matters. The Company and Parent shall file all reports and correspondence required to be filed by each of them with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall, if requested by the other party and (to the extent permitted by applicable law or regulation or any applicable confidentiality agreement) deliver to the other party copies of all such reports, correspondence, announcements and publications promptly upon request.

     Section 6.4 No Solicitation by the Company. The Company agrees that, from and after the date of this Agreement until the earlier of the date of its termination and the Effective Time, neither it nor any of its Subsidiaries nor any of the officers or directors of it or its Subsidiaries, nor its or their employees, investment bankers, attorneys, accountants, financial advisors, agents or other representatives (collectively, "Company Representatives"), shall directly or indirectly, initiate, encourage, solicit or otherwise induce any inquiries or the making of a Company Acquisition Proposal (as defined below). The Company further agrees that neither it nor any of its Subsidiaries nor any of its or its Subsidiaries' officers or directors shall, and that it shall direct and use its best efforts to cause its Representatives not to, directly or indirectly, have any discussions with or provide any confidential information or data to any Person relating to a Company Acquisition Proposal or engage in any negotiations concerning a Company Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or its Board of Directors from (a) making any disclosure to its stockholders if, in the good faith judgment of its Board of Directors, failure so to disclose would be inconsistent with its obligations under applicable law; Section 6.5 negotiating with or furnishing information to any Person who has made a bona fide written Company Acquisition Proposal which did not result from a breach of this Section 6.4; or
Section 6.6 recommending such Company Acquisition Proposal to its stockholders, if and only to the extent that, in the case of actions referred to in clause (b) or clause (c), such Company Acquisition Proposal is a Superior Proposal (as defined below) and Parent is given at least two (2) business days' written notice of the identity of the third party and all material terms and conditions of the Superior Proposal to respond to such Superior Proposal. The Company agrees that it will, on the date hereof, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any Company Acquisition Proposal. Nothing contained in this Agreement shall prevent the Board of Directors of the Company from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to a Company Acquisition Proposal; provided that the Board of Directors of the Company shall not recommend that the stockholders of the Company tender their shares in connection with a tender offer except to the extent the Board of Directors of the Company determines in its good faith judgment that such a recommendation is required to comply with the fiduciary duties of the Board of Directors of the Company to stockholders under applicable law, after receiving the advice of outside legal counsel.

     For purposes of this Agreement, "Company Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Parent) relating to any transaction or series of related transactions involving: (a) any purchase from the Company or acquisition by any Person or "group" (as defined under section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a ten percent (10%) interest in the total outstanding voting securities of the Company or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning ten percent (10%) or more of the total outstanding voting securities of the Company or any merger, consolidation, business combination or similar transaction involving the Company; (b) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than ten percent (10%) of the assets of the Company; or (c) any liquidation or dissolution of the Company. For purposes of this Agreement, a "Superior Proposal" means, in respect of the Company, an unsolicited, bona fide Company Acquisition Proposal for or in respect of at least a majority of the outstanding Company Shares on terms that the Board of Directors of the Company determines, in its good faith judgment (after consultation with its financial advisors) to be more favorable to the Company's stockholders than the terms of the Merger, and is from a Person that in the reasonable judgment of the Company's Board of Directors (after consultation with a nationally recognized investment bank, it being recognized for the purposes of this Section 6.4 that Robertson Stephens, Inc. is a nationally recognized investment bank) is financially capable of consummating such proposal.

     Section 6.7 No Solicitation by Parent. Parent agrees that, from and after the date of this Agreement until the earlier of the date of its termination and the Effective Time, neither it nor any of its Subsidiaries nor any of the officers or directors of it or its Subsidiaries, nor its or their employees, investment bankers, attorneys, accountants, financial advisors, agents or other representatives (collectively, "Parent Representatives"), shall directly or indirectly, initiate, encourage, solicit or otherwise induce any inquiries or the making of a Parent Acquisition

Proposal (as defined below). Parent further agrees that neither it nor any of its Subsidiaries nor any of its or its Subsidiaries' officers or directors shall, and that it shall direct and use its best efforts to cause Parent Representatives not to, directly or indirectly, have any discussions with or provide any confidential information or data to any Person relating to a Parent Acquisition Proposal or engage in any negotiations concerning a Parent Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or its Board of Directors from (a) making any disclosure to its stockholders if, in the good faith judgment of its Board of Directors, failure so to disclose would be inconsistent with its obligations under applicable law; (b) negotiating with or furnishing confidential information to any Person who has made a bona fide unsolicited written Parent Acquisition Proposal, or entering into an agreement with such Person in connection with a Parent Acquisition Proposal which did not result from a breach of this Section 6.5; or (c) in the case of actions referred to in clause (a) or
(b), recommending to its stockholders such a Parent Acquisition Proposal with or without a Change in Parent Recommendation (as defined at Section 7.1(c), below). Nothing contained in this Agreement shall prevent the Board of Directors of the Company from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to a Parent Acquisition Proposal.

     For purposes of this Agreement, a "Parent Acquisition Proposal" means, in respect of the Parent, a bona fide proposal for or in respect of (i) a merger, consolidation, business combination, recapitalization, or similar transaction involving the Parent pursuant to which the stockholders of the Parent immediately preceding such transaction would hold less than fifty percent (50%) of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) a sale or other disposition by the Parent of assets representing in excess of fifty percent (50%) of the aggregate fair market value of the Parent's business immediately prior to such sale, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by the Parent), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of fifty percent (50%) of the voting power of the then outstanding shares of capital stock of the Parent, from a Person that in the reasonable judgment of Parent's Board of Directors (based on advice from a nationally recognized investment bank, it being recognized for the purposes of this Section 6.5 that RBC Dain Rauscher, Inc., a member company of RBC Capital Markets, is a nationally recognized investment bank) is financially capable of consummating such proposal.

                                   ARTICLE 7
                                   ---------

                 Additional Covenants of Parent and the Company
                 ----------------------------------------------

     Section 7.1 Preparation of Proxy Statement; Stockholders Meetings.

     (a) As promptly as reasonably practicable following the date hereof, Parent and the Company shall cooperate in preparing and each shall cause to be filed with the SEC mutually acceptable proxy materials that shall constitute the Joint Proxy Statement/Prospectus and Parent shall prepare and file with the SEC the Form S-4. The Joint Proxy Statement/Prospectus will be included as a prospectus in and will constitute a part of the Form S-4 as Parent's prospectus. Each of Parent and the Company shall use reasonable commercial efforts to have the Joint Proxy Statement/Prospectus cleared by the SEC and the Form S-4 declared effective by the SEC and to keep the Form S-4 effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. Each of Parent and the Company shall, as promptly as practicable after receipt thereof, provide the other party with copies of any written comments and advise each other of any oral comments with respect to the Joint Proxy Statement/Prospectus or Form S-4 received from the SEC. The parties shall cooperate and provide the other party with a reasonable opportunity to review and comment on any amendment or supplement to the Joint Proxy Statement/Prospectus and the Form S-4 prior to filing such with the SEC and will provide each other with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement/Prospectus or the Form S-4 shall be made without the approval of both Parent and the Company, which approval shall not be unreasonably withheld or delayed; provided that, with respect to documents filed by a party hereto that are incorporated by reference in the Form S-4 or Joint Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations; and provided, further, that Parent, in connection with a Change in the Parent Recommendation, and the Company, in connection with a Change in the Company Recommendation, may amend or supplement the Joint Proxy Statement/Prospectus or Form S-4 (including by incorporation by reference) pursuant to a Qualifying Amendment to effect such a Change, and in such event, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations, and shall be subject to the right of each party to have its board of directors' deliberations and conclusions to be accurately described. Parent will use reasonable commercial efforts to cause the Joint Proxy Statement/Prospectus to be mailed to Parent stockholders, and the Company will use reasonable commercial efforts to cause the Joint Proxy Statement/Prospectus to be mailed to the Company stockholders, in each case, as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Each party hereto will advise the other party, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement/ Prospectus or the Form S-4. If, at any time prior to the Effective Time, any information relating to Parent or the Company, or any of their respective affiliates, officers or directors, is discovered by Parent or the Company and such information should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party hereto discovering such information shall promptly notify the other parties hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of Parent and the Company.

     (b) The Company shall duly take all lawful action to call, give notice of, convene and hold the Company Stockholders Meeting as soon as practicable on a date determined in accordance with the mutual agreement of Parent and the Company for the purpose of obtaining the Company Stockholder Approval and, subject to Section 6.4, shall take all lawful action to solicit the Company Stockholder Approval. The board of directors of the Company shall recommend the approval of the plan of merger contained in this Agreement by the stockholders of the Company to the effect as set forth in Section 4.3 (the "Company Recommendation"), and shall not (i) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Parent such recommendation or (ii) take any action or make any statement in connection with the Company Stockholders Meeting inconsistent with such recommendation (collectively, a "Change in the Company Recommendation"); provided, however, that the Board of Directors of the Company may make a Change in the Company Recommendation pursuant to Section 6.4 hereof. Notwithstanding any Change in the Company Recommendation, this Agreement shall be submitted to the stockholders of the Company at the Company Stockholders Meeting for the purpose of approving and adopting this Agreement and the Merger and nothing contained herein shall be deemed to relieve the Company of such obligation unless this Agreement shall have first been terminated as set forth in Section 9.2 or Section 9.3.

     (c) Parent shall duly take all lawful action to call, give notice of, convene and hold the Parent Stockholders Meeting as soon as practicable on a date determined in accordance with the mutual agreement of Parent and the Company for the purpose of obtaining the Parent Stockholder Approval and, subject to Section 5.3, shall take all lawful action to solicit the Parent Stockholder Approval. The Board of Directors of Parent shall recommend the approval of this Agreement and the issuance of Parent Common Stock in the Merger by the stockholders of Parent as set forth in Section 5.3 (the "Parent Recommendation"), and shall not (i) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to the Company such recommendation or (ii) take any action or make any statement in connection with the Parent Stockholders Meeting inconsistent with such recommendation (collectively, a "Change in the Parent Recommendation"); provided, however, that the Board of Directors of Parent may make a Change in the Parent Recommendation pursuant to Section 6.5 hereof. Notwithstanding any Change in the Parent Recommendation, this Agreement shall be submitted to the stockholders of Parent at the Parent Stockholders Meeting for the purpose of approving and adopting this Agreement and the Merger and the issuance of Parent Common Stock in the Merger and nothing contained herein shall be deemed to relieve Parent of such obligation unless this Agreement shall have first been terminated as set forth in Section 9.2 or Section 9.3.

     Section 7.2   Parent Board Of Directors.

     (a) At the Effective Time the Parent Board of Directors shall consist of nine individuals, six of whom shall be designated by Parent prior to the Effective Time and three of whom shall be designated by the Company and Parent jointly prior to the Effective Time. The three directors jointly selected by the Company and Parent shall include the Company's Chairman and Chief Executive Officer, Mr. Erik van der Kaay, and two (2) others from among the directors currently serving on the Company's Board of Directors. Parent shall use reasonable efforts to cause the three directors selected pursuant to the preceding sentence to be nominated for reelection to Parent's Board of Directors at the first annual meeting of Parent stockholders to be held after December 31, 2002 at which Parent directors are to be elected, provided that any such director is not deceased, has not been terminated for cause, or is not otherwise subject to termination for cause, and that the nomination of any such director is consistent with the discharge by Parent Board of Directors of its fiduciary obligations to Parent stockholders.

     (b) On or prior to the Closing Date, to be effective at the Effective Time, Parent shall take all requisite action to appoint Mr. Erik van der Kaay to serve, at the discretion of the Board of Directors of Parent, as Chairman of Parent's Board of Directors.

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

     (c) As of the date hereof, Parent has entered into a service agreement, to be effective as of the Effective Time, with Mr. Erik van der Kaay and such service agreement shall not be amended or modified prior to the Effective Time without the prior written consent of the Company.

     Section 7.3 Access to Information. Upon reasonable notice, each of Parent and the Company shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other party reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers and employees and, during such period, each of Parent and the Company shall (and shall cause its Subsidiaries to) furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of U.S. federal or state securities laws or the HSR Act or any other regulatory law, as applicable (other than documents that such party is not permitted to disclose under applicable law), and (b) all other information concerning it and its business, properties and personnel as such other party may reasonably request; provided, however, that either Parent or the Company may restrict the foregoing access to the extent that (i) any law, treaty, rule or regulation of any governmental entity applicable to it or any contract requires it or its Subsidiaries to restrict or prohibit access to any such properties or information or (ii) the information is subject to confidentiality obligations to a third party. Each of Parent and the Company will hold any information obtained pursuant to this Section 7.3 in confidence in accordance with, and shall otherwise be subject to, the provisions of the nondisclosure agreement dated September 11, 2001, between Parent and the Company (the "Non-Disclosure Agreement"), which Non-Disclosure Agreement shall continue in full force and effect. Any investigation by either Parent or the Company shall not affect the representations and warranties of the other.

     Section 7.4 Reasonable Commercial Efforts.

     (a) Subject to the terms and conditions of this Agreement, each party hereto will use its reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, and other documents and to obtain as promptly as practicable all necessary consents and all other consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any third party and/or any governmental entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement (collectively, the "Required Approvals") and (ii) taking all reasonable steps as may be necessary to obtain all such Required Approvals. In furtherance and not in limitation of the foregoing, each of Parent and the Company agrees, to the extent not already accomplished (i) to make, as promptly as practicable, (A) an appropriate filing of a notification and report form pursuant to the HSR Act (and any other required filing under any other applicable regulatory law) with respect to the transactions contemplated hereby and (B) all other necessary filings with other governmental entities relating to the Merger and the other transactions contemplated by this Agreement, and, to supply as promptly as practicable any additional information or documentation that may be requested pursuant to such laws or by such governmental entities and to use reasonable commercial efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act or any other applicable regulatory law and the receipt of Required Approvals under such other laws or from such governmental entities as soon as practicable and (ii) not to extend any waiting period under the HSR Act or any other applicable regulatory law or enter into any agreement with the FTC or the DOJ not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto (which consent shall not be unreasonably withheld or delayed). Notwithstanding anything to the contrary in this Agreement, neither Parent nor the Company nor any of their respective Subsidiaries shall be required to hold separate (including by trust or otherwise) or to divest or agree to divest any of their respective businesses or assets, or to take or agree to take any action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on Parent (assuming the Merger has been consummated) or to substantially impair the benefits to Parent and the Company expected, as of the date hereof, to be realized from consummation of the Merger, and neither Parent or the Company shall be required to agree to or effect any divestiture, hold separate any business or take any other action that is not conditional on the consummation of the Merger.

     (b) Each of the Company and Parent shall, in connection with the efforts referenced in Section 7.4(a) to obtain all Required Approvals, use its reasonable commercial efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) subject to applicable law, permit the other party to review in advance any proposed written communication between it and any governmental entity, (iii) promptly inform each other of (and, at the other party's reasonable request, supply to such other party) any communication (or other correspondence or memoranda) received by such party from, or given by such party to, the DOJ, the FTC or any other governmental entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and
(iv) consult with each other in advance to the extent practicable of any meeting or conference with the DOJ, the FTC or any other governmental entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the DOJ, the FTC or such other applicable governmental entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences.

     (c) In furtherance and not in limitation of the covenants of the parties hereto contained in Section 7.4(a) and 7.4(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any applicable regulatory law of the United States, or if any statute, rule, regulation, executive order, decree, injunction or administrative order is enacted, entered, promulgated or enforced by a governmental entity that would make the Merger or the other transactions contemplated hereby illegal or would otherwise prohibit or materially impair or delay the consummation of the Merger or the other transactions contemplated hereby, each of the Company and Parent shall cooperate in all respects with each other and use its respective reasonable commercial efforts, including, subject to Section 7.4(a), selling, holding separate or otherwise disposing of or conducting their business in a specified manner, or agreeing to sell, hold separate or otherwise dispose of or conduct their business in a specified manner or permitting the sale, holding separate or other disposition of, any assets of Parent, the Company or their respective Subsidiaries or the conducting of their business in a specified manner, to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or the other transactions contemplated by this Agreement and to have such statute, rule, regulation, executive order, decree, injunction or administrative order repealed, rescinded or made inapplicable so as to permit consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 7.4 shall limit a party's right to terminate this Agreement pursuant to Section 9.1(b) or Section 9.1(c) so long as such party hereto has up to then complied with its obligations under this Section 7.4.

     (d) Each of Parent and the Company and their respective Boards of Directors shall, if any state takeover statute or similar statute becomes applicable to this Agreement, the Merger or any other transactions contemplated hereby, take all action reasonably necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated hereby.

     Section 7.5 Reasonable Efforts; Other Actions. The Company shall use commercially reasonable efforts (i) to cause all members of the Company's Board of Directors and its executive officers to execute and deliver to Parent Support Agreements ("Support Agreements") in the form set forth at Exhibit A-1. Parent
                                                           -----------
shall use commercially reasonable efforts (i) to cause all members of the Company's Board of Directors and its executive officers to execute and deliver to the Company Support Agreements in the form set forth at Exhibit A-2. Each
                                                           -----------
Parent and the Company shall use reasonable commercial efforts to cause each of its respective executive officers and each member of its respective Board of Directors to execute and deliver to the other party a Lock-up Agreement substantially in the form attached at Exhibit B (the "Lock-up Agreement");
                                      ---------
provided, however, that no such effort need be made with regard to such executive officers and directors who will not continue as officers or directors of Parent or the Surviving Corporation after the Effective Time. Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Stock to be received by any such individuals pursuant to this Agreement, and to issue appropriate transfer instructions to the transfer agent for the Parent Common Stock consistent with the terms of the Lock-up Agreement.

     Section 7.6 Public Announcements. Before issuing any press release or otherwise making any public statements with respect to the Merger, Parent and the Company will consult with each other as to its form and substance and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or by the NNM.

     Section 7.7 Notification of Certain Matters. Each of the Company and Parent shall give prompt notice to the other party of (a) any notice of, or other communication relating to, a breach of this Agreement or event which, with notice or lapse of time or both, would become a breach, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract to which it or any of its Subsidiaries is a party or it, any of its Subsidiaries or any of its or their respective properties is subject, which breach would be reasonably likely to have a Material Adverse Effect on it, or Section 7.10 any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

     Section 7.8 Expenses. Except as set forth in Section 9.5, Parent and the Company shall bear their respective expenses incurred in connection with the Merger, including, without limitation, the preparation, execution and performance of this Agreement and the transactions contemplated hereby, and all Third Party Expenses, except that expenses incurred in printing, mailing and filing (including without limitation, SEC filing fees and stock exchange listing application fees) the Form S-4 and the Joint Proxy Statement/Prospectus shall be shared equally by the Company and the Parent.

     Section 7.9  Affiliates. Section 7.9 of the Disclosure Schedule contains a
                              -----------------------------
complete and accurate list of those persons who may be deemed to be, in the Company's reasonable judgment, "affiliates" of the Company within the meaning of Rule 145 promulgated under the Securities Act (each, a "Company Affiliate" and collectively, the "Company Affiliates"). The Company shall provide Parent with such information and documents as Parent reasonably requests for purposes of reviewing such list. the Company shall use commercially reasonable efforts to cause the Company Affiliates to deliver to Parent an executed Affiliate Agreement (the "Affiliate Agreement") substantially in the form attached hereto at Exhibit C.
   ---------

     Section 7.10 Company Employee Benefit Plans.

     (a) Parent agrees that all full-time employees of the Company and its Subsidiaries who continue employment with Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation after the Effective Time ("Continuing Employees") shall be eligible to continue to participate in either Parent's or the Surviving Corporation's health and welfare benefit plans in accordance with the terms of those plans and to the extent such plans and programs provide the following benefits: medical/dental/vision care, life insurance, disability income, sick pay, holiday pay and vacation pay, 401(k) plan coverage, employee stock purchase or other incentive plans, dependent care or severance benefits. Each Continuing Employee shall be given credit, for purposes of any service requirements for participation or vesting, for his or her period of service with the Company or any of its Subsidiaries credited under a similar plan prior to the Effective Time. Each Continuing Employee who, at the Effective Time, was participating in an employee group health plan maintained by Company or any of its Subsidiaries that is terminated by Parent shall not be excluded from Parent's employee group health plan or limited in coverage thereunder by reason of any waiting period restriction or pre-existing condition limitation; provided, however, that (i) nothing in this Section 7.10 or elsewhere in this Agreement shall limit the right of Parent or the Surviving Corporation to amend or terminate any such health or welfare benefit at any time, and (ii) if Parent or any Surviving Corporation terminates any of Surviving Corporation's health or welfare benefit plans, then the Continuing Employees shall be eligible to participate in Parent's health and welfare benefit plans, to substantially the same extent as similarly situated employees of Parent. Nothing in this Section 7.10 or elsewhere in this Agreement shall be construed to create a right in any employee to employment with Parent, the Surviving Corporation or any other Subsidiary of Parent, and the employment of each Continuing Employee shall be "at will" employment, if permitted under applicable law.

     (b) The Company agrees that it will take all necessary actions to cause its 401(k) plan, or any other 401(k) plan that it sponsors or maintains for the benefit of any of the Company employees, to be terminated or frozen prior to the Effective Time, or merged, as of or as soon as practicable following the Effective Time into the appropriate qualified plan of Parent, as determined by Parent in its sole discretion.

     Section 7.16 NNM Listing. If required by the NNM, Parent shall promptly prepare and submit to The Nasdaq Stock Market, Inc. a listing application or other notice covering the shares of Parent Common Stock issuable in the Merger and upon exercise of the Company Warrants or Company Options, and shall use commercially reasonable efforts to obtain, prior to the Effective Time, approval (if required) for the listing of such Parent Common Stock, subject to official notice of issuance.

     Section 7.17 Resignation of Officers and Directors. The Company shall use all reasonable efforts to obtain and deliver to Parent on or prior to the Closing the resignation of each officer and director of the Company and its Subsidiaries.

     Section 7.18 Severance Benefits. Parent will cause the Surviving Corporation to pay severance benefits to Company employees who are terminated after the Closing Date in accordance with Parent's current severance policy giving credit for service as an employee of the Company. Parent's current severance policy is to pay four weeks' salary plus one week's salary for each year or portion thereof of employment.

     Section 7.19 Indemnification.

     (a) For a period of six (6) years after the Effective Time, Parent agrees that it will indemnify, defend and hold harmless each present and former director and officer of the Company (when acting in such capacity) determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under the DGCL and its certificate of incorporation, bylaws and other agreements in effect on the date hereof to indemnify such Person (and Parent shall also advance expenses as incurred to the fullest extent permitted under applicable law, the Company's certificate of incorporation, bylaws and such other agreements in effect on the date hereof; provided, however, that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification).

     (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 7.14 upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent or the Surviving Corporation shall have the right to assume the defense thereof and, provided that Parent or Surviving Corporation does promptly assume and thereafter diligently defend such claim, Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Parent shall not be liable for any settlement effected without its prior written consent; and provided, further, that Parent shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

     (c) After the date hereof but prior to the Effective Time, the Company shall procure and fund continuing directors and officers liability insurance coverage for a period not to exceed six years after the Effective Time (the "Tail Coverage") in an amount and upon terms substantially equivalent, but not superior, to such insurance of the Company in effect as of the date hereof. In the event it appears to the Company that the cost to the Company of the aggregate insurance premiums for the Tail Coverage (the "Insurance Premiums") will likely exceed the sum of $700,000 plus any amount of credit then currently available to the Company under the Company's current directors and officers liability policy (the "Credits"), the Company shall promptly so notify Parent in writing and Parent shall have twenty-one days from such notice to attempt to locate Tail Coverage at a lesser cost to the Company, and, if such less costly coverage is located, it shall be procured and funded by the Company.

     (d) For a period not to exceed six (6) years after the Effective Time, Parent shall cause to be maintained in effect the Tail Coverage to be procured by the Company as provided at Section 7.14(d) (provided that Parent may substitute therefor policies of substantially the same coverage and amounts containing terms and conditions which, on the whole, are not less advantageous) with respect to claims arising from facts or events which occurred before the Effective Time. Parent shall not be obligated to keep such insurance in force to the extent the Insurance Premiums exceed on an annualized basis one hundred seventy-five percent (175%) of the annualized premiums paid as of the date hereof by the Company under the Company's current directors and officers liability policy.

     (e) The provisions of this Section 7.14 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their heirs and estates. Nothing in this Section shall limit in any way any other rights to indemnification that any current or former director or officer of the Company may have by contract or otherwise.

     Section 7.15 The Company Rights Plan. The Board of Directors of the Company shall take all action to the extent necessary (including amending the Company Rights Plan) in order to render the Company Rights Plan inapplicable to the Merger and the other transactions contemplated by the Merger. Except in connection with the foregoing sentence, the Board of Directors of the Company shall not, without the prior written consent of Parent (which consent shall not be unreasonably withheld), amend the Company Rights Plan.

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

     Section 7.16 Parent Rights Agreement. The Board of Directors of the Parent shall take all action to the extent necessary (including amending the Parent Rights Plan) in order to render the Parent Rights Agreement inapplicable to the Merger and the other transactions contemplated by the Merger. Except in connection with the foregoing sentence, the Board of Directors of the Parent shall not, without the prior written consent of the Company (which consent shall not be unreasonably withheld), amend the Parent Rights Agreement.

                                   ARTICLE 8
                                   ---------

                            Conditions to the Merger
                            ------------------------

     Section 8.1 Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or, to the extent legally permissible, waiver) at or prior to the Closing of the following conditions:

     (a) (i) Parent shall have obtained Parent Stockholder Approval and (ii) the Company shall have obtained Company Stockholder Approval;

     (b) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit or enjoin the consummation of the Merger;

     (c) the waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired, and
(ii) all other required approvals, applications or notices with governmental entities shall been obtained (the "Other Approvals"), except those Other Approvals the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent or the Company.

     (d) the Form S-4 shall have been declared effective under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC; and

     (e) the shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on the NNM, subject to official notice of issuance, if required; and

     Section 8.2 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or, to the extent legally permissible, waiver) of the following further conditions:

     (a) (i) the Company shall have performed in all material respects all of its obligations and covenants hereunder required to be performed by it at or prior to the Effective Time, (i) the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing Date with the same force and effect as if made on the Closing Date (provided that any such representation and warranty made as of a specific date shall be true and correct as of such specific date), except for such inaccuracies that individually or in the aggregate do not have a Material Adverse Effect on the Company as of the Closing Date and except for changes contemplated by this Agreement (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other qualifications based on the word "material," "Knowledge" or similar phrases contained in such representations and warranties shall be disregarded, and any update of or modification to the Company Disclosure Letter made or proposed to have been made after the execution of this Agreement shall be disregarded unless agreed to by Parent in writing), and (i) Parent shall have received a certificate signed by the chief executive officer of the Company to the foregoing effect;

     (b) the Company shall have received all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby in connection with the agreements, contracts, licenses or leases set forth in Section 4.5 of the Disclosure Schedule, except those consents, waivers
         --------------------------------------
or approvals the failure to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company;

     (c) all Support Agreements and Lock-up Agreements required to be executed and delivered by the directors and executive officers of the Company shall have been executed and delivered to Parent and such agreements shall be in full force and effect as of the Effective Time, and, as to the Support Agreements, as of a time prior to the mailing of the Joint Proxy Statement/Prospectus;

     (d) the Company shall have provided to Parent the executed resolutions of the Board of Directors of the Company and executed amendment to any Company 401(k) Plan as may be required pursuant to Section 7.10(b) hereof;

     (e) the Company shall have provided Parent with a certificate, executed on behalf of the Company by an executive officer of the Company, confirming that the conditions set forth in subparagraphs (b), (g), (h) and (k) of this Section
8.2 have been duly satisfied;

     (f) the written resignations of all of the officers and directors of the Company, effective as of the Effective Time, shall have been delivered to Parent;

     (g) no more than twenty-five percent (25%) of the individuals identified as key employees in Parent's letter to the Company dated May 22, 2002 shall have ceased to be employed by the Company, or shall have expressed an intention to terminate his or her employment with the Company or to decline to accept continued employment with the Company post Merger;

     (h) there shall not be pending any suit, proceeding or investigation: (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (ii) relating to the Merger and seeking to obtain from Parent or any of its subsidiaries any damages that may be material to Parent; (iii) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (iv) which, if adversely determined could have a Material Adverse Effect on the Company or Parent;

     (i) there shall have not occurred any event or change since the date of the Agreement that has had or could reasonably be expected to have a Material Adverse Effect on the Company;

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

     (j) the Company should have procured continuing Tail Coverage as set forth in, and consistent with, Section 7.14(c);

     (k) the Company shall have taken all action required with regard to the Company Rights Plan as set forth in, and consistent with, Section 7.15;

     (l) the Company shall have timely delivered the Certified Estimate as set forth in Section 2.2(d); and,

     (m) the Company shall have delivered at Closing a certificate, executed on behalf of the Company by an executive officer of the Company, affirming that Company Transaction Fees do not, and will not, exceed the greater of (i) $4,900,000 or (ii) the Certified Estimate.

     Section 8.4 Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction (or, to the extent legally permissible, waiver) of the following further conditions:

     (a) (i) Parent shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of Parent contained in this Agreement shall be true and correct as of the Closing Date with the same force and effect as if made on the Closing Date (provided that any such representation and warranty made as of a specific date shall be true and correct as of such specific date), except for such inaccuracies that individually or in the aggregate do not have a Material Adverse Effect on Parent as of the Closing Date and except for changes contemplated by this Agreement (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded, and any update of or modification to the Parent Disclosure Schedule made or proposed to have been made after the execution of this Agreement shall be disregarded), and (iii) the Company shall have received a certificate signed by the chief executive officer of Parent to the foregoing effect;

     (b) there shall have not occurred any event or change since the date of the Agreement that has had or could reasonably be expected to have a Material Adverse Effect on Parent;

     (c) all Support Agreements and Lock-up Agreements required to be executed and delivered by the directors and executive officers of the Parent shall have been executed and delivered to the Company and such agreements shall be in full force and effect as of the Effective Time, and, as to the Support Agreements, as of a time prior to the mailing of the Joint Proxy Statement/Prospectus;

     (d) as of the Closing Date, to be effective as of the Effective Time, the Board of Directors of Parent shall have been increased from six to nine directors, Mr. Erik van der Kaay and two others from among the Company's current Board of Directors shall been appointed to the newly created vacancies on the Parent Board of Directors, and Mr. Erik van der Kaay shall have been elected Chairman of the Parent Board of Directors;

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

     (e) the Company shall have received an opinion of Stradling Yocca Carlson & Rauth P.C. in form and substance reasonably satisfactory to the Company, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of section 368(a) of the Code and that each of the Company, Merger Subsidiary and Parent will be a party to the reorganization within the meaning of section 368(b) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon certain representations of officers of the Company and Parent reasonably requested by counsel. If the opinion referred to in this
Section 8.3(e) is not delivered, such condition shall be deemed to be satisfied if the Parent shall have received an opinion from Pillsbury Winthrop LLP or another law firm selected by Parent and reasonably acceptable to the Company. The Company will cooperate in obtaining such opinion, including, without limitation, making (and requesting from affiliates) appropriate representations with respect to relevant matters; and,

     (f) Parent shall have taken all action required with regard to the Parent Rights Agreement as set forth in, and consistent with, Section 7.16, and Parent shall have provided the Company with a certificate, executed on behalf of Parent by an executive officer of Parent, confirming the condition set forth in this subparagraph (f) of Section 8.3.

                                   ARTICLE 9
                                   ---------

                                   Termination
                                   -----------

     Section 9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company or Parent:

     (a)  by mutual consent of Parent and the Company;

     (b) by either Parent or the Company if the Merger shall not have been consummated on or before November 30, 2002 (the "End Date"), which date may be extended by mutual written consent of the parties hereto; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement.

     (c) by either Parent or the Company, if any governmental entity shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and nonappealable; provided that the party seeking to terminate this Agreement shall have used commercially reasonable efforts to avoid, remove or lift such order, decree or ruling; or

     (d) by either Parent or the Company, if either the Company Stockholder Approval or the Parent Stockholder Approval has not been obtained by reason of the failure to obtain the required vote at the Company Stockholder Meeting or the Parent Stockholder Meeting as applicable.

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

     Section 9.2 Termination by Parent. This Agreement may be terminated by action of the Board of Directors of Parent, at any time prior to the Effective Time, before or after Company Stockholder Approval, if (a) the Company shall have failed to comply in any material respect with any of the covenants or agreements contained in Article 2, Article 6 and Article 7 of this Agreement to be complied with or performed by the Company at or prior to such date of termination; provided, however, that if such failure to comply is capable of being cured prior to the End Date, such failure shall not have been cured within thirty (30) days of delivery to the Company of written notice of such failure,
(b) there exists a breach or breaches of any representation or warranty of the Company contained in this Agreement such that the closing condition set forth in
Section 8.2(a) would not be satisfied; provided, however, that if such breach or breaches are capable of being cured prior to the End Date, such breaches shall not have been cured within thirty (30) days of delivery to the Company of written notice of such breach or breaches, or (c) a Company Triggering Event (as defined below) shall have occurred.

     For the purposes of this Agreement, a "Company Triggering Event" shall be deemed to have occurred if: (a) there shall have occurred a Change in Company Recommendation; (b) the Company shall have failed to include in the Joint Proxy Statement/Prospectus the recommendation of the Board of Directors of the Company in favor of the adoption and approval of the Agreement and the approval of the Merger; (c) the Board of Directors of the Company or any committee thereof shall have approved or recommended any Superior Proposal with respect to the Company; or (d) a tender or exchange offer relating to securities of the Company shall have been commenced by a Person unaffiliated with Parent and the Company shall not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Exchange Act, within ten (10) business days after such tender or exchange offer is first published, sent or given, a statement disclosing that the Company recommends rejection of such tender or exchange offer.

     Section 9.3 Termination by the Company. This Agreement may be terminated at any time prior to the Effective Time, before or after the approval by the stockholders of the Company, by action of the Board of Directors of the Company, if (a) Parent shall have failed to comply in any material respect with any of the covenants or agreements contained in Article 2, Article 6 and Article 7 of this Agreement to be complied with or performed by Parent at or prior to such date of termination; provided, however, that if such failure to comply is capable of being cured prior to the End Date, such failure shall not have been cured within thirty (30) days of delivery to Parent of written notice of such failure, (b) there exists a breach or breaches of any representation or warranty of Parent contained in this Agreement such that the closing condition set forth in Section 8.3(a) would not be satisfied; provided, however, that if such breach or breaches are capable of being cured prior to the End Date, such breaches shall not have been cured within thirty (30) days of delivery to Parent of written notice of such breach or breaches, (c) (i) the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal with respect to the Company and the Company notifies Parent in writing in accordance with Section 6.4 that it intends to enter into such an agreement, attaching the most current version of such agreement (or a description of all material terms and conditions thereof) to such notice and (ii) the Company upon such termination pursuant to this clause
(c) pays to Parent in immediately available funds the fees required to be paid pursuant to Section 9.5, or (d) a Parent Triggering Event shall have occurred.

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

     For the purposes of this Agreement, a "Parent Triggering Event" shall be deemed to have occurred if: (a) there shall have occurred a Change in Parent Recommendation; (b) the Board of Directors of the Parent or any committee thereof shall have caused Parent to enter into, or recommended that Parent stockholders approve and adopt, any Parent Acquisition Proposal; or (c) a tender or exchange offer relating to securities of the Parent shall have been commenced by a Person unaffiliated with Company and the Parent shall not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Exchange Act, within ten (10) business days after such tender or exchange offer is first published, sent or given, a statement disclosing that the Parent recommends rejection of such tender or exchange offer.

     Section 9.4 Procedure for Termination. In the event of termination by Parent or the Company pursuant to this Article 9, written notice thereof shall forthwith be given to the other.

     Section 9.5 Effect of Termination.

     (a) In the event of termination of this Agreement pursuant to this Article 9, this Agreement shall forthwith become null and void, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except as provided in this Section 9.5, the last sentence of Section 7.3, and Section 7.8 hereof, and except to the extent that such termination results from willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in Agreement in which case such party shall be liable for all resulting liabilities or damages; provided, however, that in no event shall either (i) the Company or
(ii) Parent and Merger Sub combined be responsible for damages or a monetary award in excess of an amount equal to the sum of (x) the Termination Fee plus
(y) the non-breaching party's Third Party Expenses.

     (b)  If

          (i) the Company shall terminate this Agreement pursuant to Section 9.3(c); or

          (ii) Parent shall terminate this Agreement pursuant to Section 9.2(c), unless at the time of such Company Triggering Event, any of the conditions set forth in Section 8.3(a) would not have been satisfied as of such date and would not be reasonably capable of being satisfied;

then in any case as described in clause (i) or (ii) the Company shall pay to Parent (by wire transfer of immediately available funds not later than the date of termination of this Agreement) an amount equal to the Termination Fee.

     (c) If the Company shall terminate the Agreement pursuant to Section 9.3(d), unless at the time of such Parent Triggering Event, any of the conditions set forth in Section 8.2(a) would not have been satisfied as of such date and would not be reasonably capable of being satisfied, then in such case as described in this Section 9.5(c) Parent shall pay to the Company (by wire transfer of immediately available funds not later than the date of termination of this Agreement) an amount equal to the Termination Fee.

     (d) In the event the Agreement terminates consistent with Article 9, neither Parent nor any of its Subsidiaries shall for a period of twenty-four
(24) months following such
termination acquire, or make an offer to acquire, any equity securities of the Company except as a topping offer in response to a Superior Proposal.

                                   ARTICLE 10
                                   ----------

                                  Miscellaneous
                                  -------------

     Section 10.1 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail, postage prepaid, by facsimile (with receipt confirmed and promptly confirmed by personal delivery, U.S. first class mail, or courier), or by courier service, as follows:

     If to Parent or Merger Sub to:      Symmetricom, Inc.
                                         2300 Orchard Parkway
                                         San Jose, CA 95131
                                         Attn: Chief Executive Officer
                                         Facsimile: (408) 428-7896

     with a copy to:                     Pillsbury Winthrop LLP
                                         2550 Hanover Street
                                         Palo Alto, CA 94304
                                         Attn: Richard Bebb
                                               Kerry Smith
                                         Facsimile: (650) 233-4545

     If to the Company to:               Datum, Inc.
                                         9975 Toledo Way
                                         Irvine CA  92618
                                         Attn: Chief Executive Officer
                                         Facsimile: (949) 598-7555

     with a copy to:                     Stradling Yocca Carlson & Rauth P.C.
                                         660 Newport Center Drive, Suite 1600
                                         Newport Beach, CA 92660
                                         Attn: Larry Cohn
                                         Facsimile: (949) 725-4100

     Section 10.2 Non-Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement.

     Section 10.3 Amendments; No Waivers.

     (a) Any provision of this Agreement (including the Exhibits and Schedules hereto) may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the stockholders of the Company, no such amendment or waiver shall, without the further approval of such stockholders, alter or change
(i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company, or (ii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of the Company.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 10.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that Merger Sub may transfer or assign, in whole or from time to time in part, to one or more of its affiliates, its rights under this Agreement, but any such transfer or assignment will not relieve Merger Sub of its obligations hereunder.

     Section 10.5 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware, without regard to principles of conflicts of law.

     Section 10.6 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the Court of Chancery of the State of Delaware, and each of the parties hereby consents to the jurisdiction of such court (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in this Section 10.6 shall be deemed effective service of process on such party.

     Section 10.7 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 10.8 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts and by facsimile, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

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

     Section 10.9 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the Non-Disclosure Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof. Except as expressly provided in Section 7.14(e), and as provided in
Section 7.2 with regard to the three directors to be nominated for reelection, no provision of this Agreement or any other agreement contemplated hereby is intended to confer on any Person other than the parties hereto any rights or remedies.

     Section 10.10 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     Section 10.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, all as of the date first above written.

                                       DUBLIN ACQUISITION SUBSIDIARY, INC.



                                       By_______________________________________
                                             Thomas W. Steipp, President



                                       SYMMETRICOM, INC.



                                       By_______________________________________
                                                    Thomas W. Steipp
                                          President and Chief Executive Officer



                                         DATUM, INC.



                                       By_______________________________________
                                                    Erik van der Kaay
                                          President and Chief Executive Officer

                                       66